OPTION AGREEMENT

This Option Agreement ("Option Agreement") is made and entered into this 19th day of April, 2018 ("Effective Date") by and between Solis Tek Inc., a Nevada C Corporation, and its wholly owned affiliate entities (collectively, the "Optionee"), and MSCP, L.L.C., an Arizona limited liability company ("Optionor"). (Optionee and Optionor sometimes collectively referred to herein as the "Parties" and individually as the "Party").

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and or other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionee and the Optionor agree as follows:

1. Lease Agreement. The Parties acknowledge and agree that the material terms and conditions of the Lease Agreement have been negotiated and agreed upon prior to this Option Agreement and the executed Lease Agreement, pursuant to this Option, shall remain in substantially the same form as the Lease Agreement attached as Exhibit A and shall not be subject to any further material negotiations by either Party, unless mutually agreed upon in writing. The Parties acknowledge and agree that Optionee shall have the right to replace the Tenant and the Guarantor of the Lease Agreement, with any wholly-owned or controlled affiliate of Optionee ("Optionee Affiliate"), in its sole discretion. In the event Tenant or Guarantor is replaced with an Optionee Affiliate, Optionee shall provide to Optionor all documents associated with the Optionee Affiliate, as reasonably requested by Optionor.

2. Grant of Option.

(a) Option. Optionor does hereby grant and convey to Optionee an exclusive and irrevocable option (the "Option") to execute and thereby enter into the certain Lease Agreement for the Premises (defined therein) within the Option Term, as defined herein, upon which time Optionor shall take the necessary actions to complete the execution required for the Lease Agreement, pursuant to the terms and conditions herein (collectively, the "Transaction").

(b) Exclusivity. Commencing upon the Effective Date and continuing through the Option Term, Optionor nor its representatives, shall negotiate or enter into any agreement or contract for the lease or purchase of Premises, or take any actions which otherwise jeopardize the ability of Optionor to execute and enter into the Lease Agreement.

3. Option Consideration. The Parties acknowledge and agree, as good and valuable consideration for this Option, Optionee shall provide to Optionor a deposit of One Hundred and Sixty Thousand and 00/100 Dollars ($160,000.00) ("Option Deposit"). If the Transaction is not completed within the Option Term, pursuant to the terms and conditions contained herein, the Option Deposit shall be deemed non-refundable. Upon the full execution of the Lease Agreement within the Option Term, the Option Deposit shall be treated as the Security Deposit and governed in accordance with the terms and conditions of the Lease Agreement. Payment of the Option Deposit shall be paid to Optionor via money wire transfer within one (1) day following the Effect Date of this Option Agreement.

4. Option Term. The Parties acknowledge and agree, the term of this Option shall commence on the Effective Date and shall continue until May 19, 2018 ("Option Term"). Upon expiration of the

Option Term, if the Transaction is not completed, the Parties acknowledge and agree that each Party shall be release the other Party from any responsibility for, any and all liability arising from or related to, the Lease Agreement, the Option Agreement or the Transaction.

5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective successors and permitted assigns. Neither Party shall have the power to assign its rights or delegate its duties pursuant to this Agreement to any other person or entity without the prior written consent of the other Party, provided however that such consent shall not be unreasonably withheld.

6. Good Faith. The Parties hereto agree to operate and proceed in good faith to complete the Transaction, as described herein. Optionor agrees that upon the execution of the Lease Agreement by Optionee, Optionor's execution of the Lease Agreement shall not be unreasonably delayed or withheld.

7. Entire Agreement; Governing Law. This Option Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof. This Option Agreement is governed by the laws of Arizona. Any legal action or dispute arising from this Option Agreement shall be heard in the state of Arizona, County of Maricopa.

8. Federal Government Action. The Parties hereby acknowledge that they are aware of and fully understand that despite the State of Arizona's medical cannabis laws and the terms and conditions of this Agreement, Arizona medical cannabis cultivators, transporters, distributors or possessors may still be arrested by federal officers and prosecuted under federal law. In the event of Federal arrest, seizure or prosecution action associated with the Parties' activities described herein, the Parties hereby agree to hold each other and their respective attorneys harmless and agree to be individually responsible for any attorney's fees associated with defending such actions. The Parties also hereby agree to waive illegality as a defense to any contract enforcement action, in accordance with the Addendum to the Lease Agreement, in Exhibit A.

9. Confidential Information. The Parties acknowledge and agree that in connection with the correspondence and negotiations related to the Transaction, the Parties have furnished and will continue to furnish one another with information and documentation that is either non-public, confidential or proprietary in nature. All such information concerning the Option, the Lease Agreement or the Transaction (whether or not reduced to writing or specifically identified as non-public, confidential or proprietary), and all analyses, compilations, information, data, studies, business and operating documents, policies and procedures, financials, accounting, leases, equipment leases, vendor information, marketing or advertising plans, details, documents and information related to either Party or their affiliates, the Transaction, and any other documents, details and information, to the extent based on such furnished information or reflecting any Party's review of such furnished information is hereinafter collectively referred to as the "Confidential Information".

10. Non-Disclosure. The Parties acknowledge and agree the Confidential Information will be kept confidential and will not, without the prior written consent of the disclosing Party or except as otherwise required pursuant to the Transaction, be disclosed in any manner whatsoever, in whole or in part and will not be used directly or indirectly for any purpose other than the review, negotiation and discussions regarding the Option, or the Transaction. Moreover, the receiving Party agrees to transmit the Confidential Information only to those representatives (including, but not limited to members, managers, partners, directors, principal officers, auditors, legal counsel and tax professionals) within their

organization or those of their affiliates, or companies that are confidentially bound to said receiving Party under the same terms set forth herein, who need to know the Confidential Information for the purposes of evaluations and negotiations and who are informed of the confidential nature of the Confidential Information. Each Party will be responsible for any breach of this Agreement by any of its respective representatives. Each Party will immediately notify the other Party if it discovers Confidential Information has been disclosed in any manner whatsoever, in violation of the terms of this Option Agreement.

11. Not Construed Against Drafter. This Option Agreement has been negotiated and prepared by the parties hereto and their respective counsel, and should any provision of this Option require judicial interpretation, the court interpreting or construing the provision shall not apply the rule of construction that a document is to be construed more strictly against one party.

12. Waiver; Modification. Failure by any Party to this Agreement, to insist upon or enforce any of its rights shall not constitute a waiver thereof. Either Party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement. No oral modification hereof shall be binding upon the Parties, and any modification must be in writing and signed by the Parties.

13. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be deemed appropriate by the Parties, all of which when taken together shall comprise one agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Option Agreement as of the Effective Date.

OPTIONOR
MSCP, L.L.C.,
an Arizona limited liability company

By: Dimension Financial & Realty Inventsments, Inc.,
an Arizona corporation,
its Manager

By: ____________________
Name: Jerry Tokoph, Jr.
Its: President

OPTIONEE
SOLIS TEK, INC.,
an Nevada limited liability company

By: ____________________
Name: Alan Lien
Its:

organization or those of their affiliates, or companies that are confidentially bound to said receiving Party under the same terms set forth herein, who need to know the Confidential Information for the purposes of evaluations and negotiations and who are informed of the confidential nature of the Confidential Information. Each Party will be responsible for any breach of this Agreement by any of its respective representatives. Each Party will immediately notify the other Party if it discovers Confidential Information has been disclosed in any manner whatsoever, in violation of the terms of this Option Agreement.

11. Not Construed Against Drafter. This Option Agreement has been negotiated and prepared by the parties hereto and their respective counsel, and should any provision of this Option require judicial interpretation, the court interpreting or construing the provision shall not apply the rule of construction that a document is to be construed more strictly against one party.

12. Waiver; Modification. Failure by any Party to this Agreement, to insist upon or enforce any of its rights shall not constitute a waiver thereof. Either Party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement. No oral modification hereof shall be binding upon the Parties, and any modification must be in writing and signed by the Parties.

13. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be deemed appropriate by the Parties, all of which when taken together shall comprise one agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Option Agreement as of the Effective Date.

OPTIONOR
MSCP, L.L.C.,
an Arizona limited liability company

By: Dimension Financial & Realty Inventsments, Inc.,
an Arizona corporation,
its Manager

By: ______________________
Name: Jerry Tokoph, Jr.
Its: President

OPTIONEE
SOLIS TEK, INC.,
an Nevada limited liability company

By: ______________________
Name: Alan Lien
Its:

Exhibit A

[See Attached Lease Agreement]

COMMERCIAL LEASE AGREEMENT

1. **BASIC PROVISIONS**

(a) Date:
April ___, 2018

(b) Lessor:
MSCP, L.L.C.,
an Arizona limited liability company

(c) Lessor's Address:
2920 E. Camelback Road, Suite 200
Phoenix, Arizona 85016

(d) Lessee:
CannaOne LLC
a Nevada Limited Liability Company

(e) Lessee's Address:
4301 W. Buckeye Road
Phoenix, Arizona 85043
(Also known as Building B with a designated address of 4407 W. Buckeye Road, Suite 100)

(f) Building:
Building B, Metro South Corporate Park;
a 205,400 s.f. Industrial Building ("Rentable Area")

(g) Premises:

70,000 s.f. as shown on the attached Exhibit "A". Lessee shall have the option to expand the Initial Premises by an additional 40,000 s.f., as provided in Section 2(a).

(h) Permitted Use:
Solely for the purpose of cultivating, flowering, infusion, processing, packaging, etc., of medical marijuana for sale; no onsite retail sales or dispensary will be permitted.

(i) Lease Term:
Five (5) years. Lessee shall have the option to extend the Lease Term for an additional five (5) years as provided in Section 3.

(j) Commencement Date:
The earlier date of occupancy but not earlier than October 1, 2018, nor later than December 1, 2018.

(k) Base Monthly Rent:

Period **	# of SF	Base MonthlyRent PSF	Monthly Rent *
10/01/2018 – 09/30/2019	70,000	$1.45	$101,500
10/01/2019 – 09/30/2020	70,000	$1.49	$104,300
10/01/2020 – 09/30/2021	70,000	$1.54	$107,800
10/01/2021 – 09/30/2022	70,000	$1.58	$110,600
10/01/2022 – 09/30/2023	70,000	$1.63	$114,100

* *Plus applicable Rental Tax*

*** The dates are subject to the final Commencement Date as spelled out in (j) above.*

(l) Security Deposit:
$50,000.00

(m) Property:
4407 W. Buckeye Road, Phoenix, AZ 85043

(n) Late Charge Percentage:
Five percent (5%)

(o) Lessee's Pro Rata Share:

(i)	Real Estate Taxes	34%.
(ii)	Insurance Premiums	34%.
(iii)	CAM Charges	34%.
(iv)	Administration & Management Fee	34%.

(p) Broker(s):
Cashen Realty Advisors –Lessor's Broker
Kurt Nishimura, Remax Excalibur – Lessee's Broker

(q) Guarantor: Solis Tek Inc., a Nevada Corporation

(r) Exhibits:
A = Floor Plan/Site Plan Showing the Premises
B = Rules and Regulations
C = Parking Plan
D = UCC Financing Statement
E = Guaranty
F = Addendum to Commercial Lease Agreement

(s) Rider:
1 = Tenant Improvement Obligations

2. LEASED PREMISES

Lessor leases to Lessee and Lessee accepts and leases from Lessor, upon the terms and conditions set forth in this Commercial Lease Agreement ("Lease"), the Premises located in the Building.

(a) Expansion Space Option.

Lessee shall have an Option to Expand the Premises by entering into an Addendum to this Lease for an additional 40,000 S.F. with a Term of five (5) years. Lessee may exercise the additional space option only by giving written notice of its exercise to Lessor no later than March 1, 2021. This Option will only be available if the Lessor has space available within the Building to accommodate said request and the rent for the first year of the additional space shall be set at $1.68 P.S.F. equal to $67,200.00 per month plus rental tax and Lessee's prorata share as spelled out in 1(o) above. The monthly rental rate shall increase each year by an amount equal to Three Percent (3%) throughout the five-year Term. In the event Lessor wishes to lease the last 40,000 S.F. in the property to a third party, it must first provide Lessee the First Right to lease said 40,000 S.F. Lessee shall notify Lessor in writing that it desires to exercise it First Right to lease said space within fourteen (14) days from the date Lessor notifies Lessee that it has a bonafide third party interested in leasing said space.

3. DURATION OF LEASE:

This Lease shall commence on the "<u>Commencement Date</u>" and shall be for the Lease Term, unless this Lease shall sooner terminate as provided in this Lease. At the termination of this Lease, all items of rent, taxes, insurance, utilities and other matters shall be adjusted and prorated as of the date of termination, and Lessee shall pay to Lessor such sums as shall be required to accomplish the proration. The Lessee shall immediately improve the Premises pursuant to Rider 1.

(a) Option to Extend

Lessee shall have an Option to Extend the Lease Term ("Option to Extend") for one (1) separate successive Term of five (5) years upon the same terms and conditions herein. The rent shall increase Three Percent (3%) per year for each of the five (5) years. Lessee may exercise its Option to Extend only by giving written notice of exercising said Option within two hundred seventy (270) days before the expiration of the current Lease Term.

4. SECURITY DEPOSIT:

Lessee upon execution of the Lease shall pay to Lessor the Security Deposit as security for the performance by Lessee of its obligations under this Lease. The Security Deposit, at the election of Lessor, may be retained by Lessor as and for its full damages or may be applied in reduction of any loss and/or damage sustained by Lessor by reason of the occurrence of any breach, nonperformance or default by Lessee under this Lease without the waiver of any other right or remedy available to Lessor. If any portion of the Security Deposit is so used or applied, Lessee shall, within ten (10) days after written notice from Lessor, deposit with Lessor immediately available funds in an amount sufficient to restore the Security Deposit to its original amount. Lessee acknowledges and agrees that in the event Lessee shall file a voluntary petition pursuant to the Bankruptcy Code, or if an involuntary petition is filed against Lessee pursuant to the Bankruptcy Code, then Lessor may apply the Security Deposit towards those obligations of Lessee to Lessor which accrued prior to the filing of such petition. Lessee acknowledges further that the Security Deposit may be commingled with Lessor's other funds and that Lessor shall be entitled to retain any interest earnings on such funds.

5. RENT AND ESCALATION:

(a) Rent.

Lessee shall pay the first month's rent upon execution of this Lease and pay to Lessor each month as rental, the sum set forth in Paragraph 1(k), commencing on the first day of the Lease Term, and on the first day of each month thereafter. In the event that the Lease Term shall commence in the middle of a month, the first month's rental shall be prorated based upon a thirty (30) day month at the rental rate recited above.

(b) Lessee's Prorata Share and Additional Rent.

Lessee's Prorata Share means the Rentable Area of the Premises divided by the total Rentable Area of the Building as set forth in the Basic Lease Information. If the Rentable Area of the Building is changed or the Rentable Area of the Premises is changed by Lessee's leasing of additional space hereunder or for any other reason, Lessee's Share shall be adjusted accordingly. In addition to rent, all other amounts to be paid by Lessee to Lessor pursuant to this Lease, including Lessee's Prorata Share of insurance premiums, Real Estate Taxes, and Common Area Maintenance (CAM) Charges and Administration Fee and Management Fee shall be deemed to be additional rent, whether or not designated as such, and shall be due and payable within ten (10) days after receipt by Lessee of Lessor's statement or together with the next succeeding installment of rent, whichever shall first occur. Lessor shall have the same remedies for the failure to pay additional rent as for the nonpayment of rent.

6. PAYMENT OF RENT:

Lessee shall pay the monthly installments of rent and all other sums due under this Lease to Lessor, without notice, demand, deduction, abatement or setoff, on the first day of each month during the term of this Lease, at the address set forth in Paragraph 1(c), or at such other place, or to such other person or persons as Lessor may designate in writing. All sums due under this Lease shall be payable by Cashier's Check or Wire Transfer and not by cash. The extension of time for the payment of any installment of rent or any other sums due hereunder, or the acceptance by Lessor of any late payment, will not constitute the waiver of the right of Lessor to insist on having all other payments due hereunder made in the manner and at the time herein specified.

7. LATE CHARGES:

If any amount due to Lessor is not received in full by Lessor on or before the fifth (5th) day of the month, then Lessee shall pay to Lessor a late payment charge equal to the greater of the Late Charge Percentage set forth in Paragraph 1(n) multiplied by the amount past due or Two Thousand Five Hundred and No/100 Dollars ($2,500.00) whichever is greater. No payments need be accepted after the fifth (5th) day of the month unless accompanied by the late payment charge. This provision shall not be construed to allow or permit Lessee to make payments after the due date, or to waive any of Lessor's rights in connection with a late payment.

8. TAXES:

(a) Occupancy, Sales and Rent Taxes.

In addition to and together with rent and additional rent, Lessee shall pay to Lessor any governmental taxes now or in the future imposed on rents collected or paid pursuant to the terms of this Lease, including, without limitation, state or local rental, occupancy, sales, transaction privilege and excise taxes.

(b) Personal Property Taxes.

Lessee shall pay to the appropriate taxing authority, not later than ten (10) days prior to delinquency, all personal property taxes assessed against any personal property located on or used in connection with the Premises.

(c) Real Estate Taxes.

Lessee shall pay to Lessor, during the Lease Term, Lessee's Pro Rata Share of Real Estate Taxes (as defined below). If the term of this Lease shall not expire concurrently with the expiration of the tax fiscal year, Lessee's liability for Real Estate Taxes for the last partial Lease year shall be equitably pro rated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect. For the purposes of this Lease, "Real Estate Taxes" shall mean and include all real property taxes, possessory interest taxes, government property lease excise taxes, and personal property taxes, general and special assessments, foreseen as well as unforeseen, which are levied or assessed upon or with respect to the Property, any improvements, fixtures, equipment and other property of Lessor, real or personal, located on the Property and used in connection with the operation of all or any portion of the Property, including those imposed or required by governmental authorities having jurisdiction to increase tax increments to such governmental authorities and for services such as fire protection, street, sidewalk and road maintenance, refuse removal or other governmental services formerly provided without charge to property owners or occupants, as well as any tax, surcharge or assessment which shall be levied or assessed in addition to or in lieu of such real or personal property taxes and assessments. Real Estate Taxes shall also include any expenses incurred by Lessor in contesting the amount or validity of any real or personal property taxes and assessments. Real Estate Taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or net income tax assessed against Lessor. Lessee's payments to Lessor on account of Lessee's Pro Rata Share of Real Estate Taxes shall be due and payable in accordance with the further provisions of this Paragraph 8(c). On the first day of each calendar month during the Lease Term, Lessee shall pay to Lessor one twelfth ($1/12^{th}$) of the amount reasonably estimated by Lessor to be Lessee's Pro Rata Share of Real Estate Taxes. After the close of each calendar year, Lessor shall furnish to Lessee a statement showing Lessee's actual Pro Rata Share of Real Estate Taxes. If Lessor's statement reflects that Lessee paid less than its Pro Rata Share of Real Estate Taxes, such deficiency shall be payable within ten (10) days after delivery by Lessor to Lessee of Lessor's reconciliation statement. If, however, Lessee's estimated payments were in excess of Lessee's actual Pro Rata Share of Real Estate Taxes, such excess shall be credited against Lessee's future payments of Real Estate Taxes; provided, however, during the last year of the Lease Term, such excess shall be refunded to Lessee within thirty (30) days after the expiration of the Lease Term. Lessor's reasonable good faith determination of Lessee's Pro Rata Share of Real Estate Taxes shall be conclusive.

9. USE OF PREMISES:

The Premises are leased to Lessee solely for the Permitted Use set forth in Paragraph 1(h) above and the Addendum to Commercial Lease and for no other purpose whatsoever. If Lessee wishes to change the Permitted Use set forth in Paragraph 1(h) and the Addendum to Commercial Lease, Lessee shall first seek Lessor's prior written consent. Within thirty (30) days after receipt by Lessor of Lessee's request for consent, Lessor shall provide Lessee written notice that Lessor has (i) consented to the proposed change in the Permitted Use, or (ii) declined to consent to the change, or (iii) elected to terminate this Lease, in which event this Lease shall terminate ten (10) days following receipt by Lessee of Lessor's notice of termination. Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything in the Premises which will in any way increase the existing rate of or affect any casualty or other insurance on the Building, the Property, or any of their respective contents, or cause a cancellation of any insurance policy covering the Building, the Property, or any part of the Building or the Property, or any of their respective contents. Lessee shall not do or permit anything to be done in or about the Premises and/or the Building which will in any way obstruct any public or private roadways, sidewalks or common areas adjoining the Building or interfere with the rights of other lessees or occupants of the Building, or injure or annoy them. Lessee shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises and/or the Building. In addition, Lessee shall not commit or suffer to be committed any waste in or upon the Premises and/or the Building. Except as otherwise provided for in the Addendum to Commercial Lease, Lessee shall not use the Premises and/or the Building or permit anything to be done in or about the Premises and/or the Building which will in any way conflict with any matters of record, or any law, statute, ordinance or governmental rule or regulation now in force or which may subsequently be enacted or promulgated, and shall, at its sole cost and expense, promptly comply with all matters of record and all laws, statutes, ordinances and

Lessor _____ Lessee _____

governmental rules, regulations and requirements now in force or which may subsequently be in force and with the requirements of any Board of Fire Underwriters or other similar body now or subsequently constituted, foreseen or unforeseen, ordinary as well as extraordinary, relating to or affecting the condition, use or occupancy of the Property, excluding structural changes not relating to or affected by Lessee's improvements or acts. The judgment of any court of competent jurisdiction or the admission by Lessee in any action against Lessee, irrespective of whether Lessor; is a party, that Lessee has violated any matters of record, or any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact between Lessor and Lessee. In addition, Lessee shall not place a load upon any floor of the Premises which exceeds the load per square foot which the floor was designed to carry, nor shall Lessee install business machines or other mechanical equipment in the Premises which cause noise or vibration that may be transmitted to the structure of the Building.

10. ALTERATIONS:

Lessee shall not make any improvements or other alterations to the interior or exterior of the Premises (the "Lessee Improvements") without first obtaining the written consent of Lessor to the proposed work, including the plans, specifications and the proposed architect and/or contractor(s) for such alterations and/or improvements, except in the case of cosmetic, non-structural alterations which cost less than $5,000 to complete. Lessor may withhold its consent to any proposed alterations or improvements to the Premises in Lessor's sole and absolute discretion. Lessee acknowledges that Lessor may condition its consent to Lessee Improvements on Lessee removing the Lessee Improvements (or so much thereof as may be designated by Lessor) upon the expiration or earlier termination of the Lease. All such Lessee Improvements shall be at the sole cost and expense of Lessee. Lessee acknowledges and agrees that any review by Lessor of Lessee's plans and specifications and/or right of approval exercised by Lessor with respect to any Lessee Improvements is for Lessor's benefit only and Lessor shall not, by virtue of such review or right of approval, be deemed to make any representation, warranty or acknowledgment to Lessee or to any other person or entity as to the adequacy of Lessee's plans and specifications or any Lessee Improvements. Should Lessee make any Lessee Improvements with or without the prior written consent of Lessor as required by this paragraph, Lessor may require that Lessee, at Lessee's sole cost and expense, remove any or all of such Lessee Improvements. Unless Lessor requires their removal as set forth in this paragraph, all Lessee Improvements, which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease Term.

11. MAINTENANCE AND REPAIRS:

(a) Lessor's Obligations.

The Lease is a NNN-Full Pass Through Lease.

(b) Lessee's Obligations.

Except as provided in Paragraph 15, Lessee shall maintain in good condition the structural aspects of the foundations, exterior walls and roof of the Premises, reasonable wear and tear excepted, at Lessee's expense and shall repair, maintain and replace, as necessary, the exterior and interior of the Premises and every part thereof (irrespective of whether that portion of the Premises or the means of repairing the same are reasonably or readily accessible to Lessee) in good order, and in a neat, clean and sanitary condition (free of refuse and debris), including, without limiting the foregoing, all plumbing, heating, air conditioning, ventilating, evaporative cooling (collectively, "HVAC Equipment"), electrical and lighting facilities (ballasts and tubes) and equipment in, on or about the Premises, all interior and exterior walls and surfaces, all ceilings, windows, doors and plate glass located in, on or about the Premises; provided, however, that Lessee shall not make any changes to the exterior of the Premises (including painting the exterior walls), without obtaining prior written approval of Lessor. Lessee acknowledges that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Lessee acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor's closets, bathrooms, break rooms and around outside walls) for mold prevention. Lessee agrees to immediately notify Lessor if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Lessor to evaluate and/or make recommendations. Lessee waives, releases and discharges Lessor and Lessor's property manager for, from and against all claims, demands, causes of action, suits, judgments, liabilities, losses, damages and expenses (including attorneys' fees) for personal injury, bodily injury or property damage in any way arising from or relating to or associated with moisture or the growth of or occurrence of mold or mildew on the Premises. Lessee acknowledges that the control of moisture and mold prevention are material obligations of Lessee under this Lease. If Lessee fails to perform Lessee's obligations under this Paragraph 11(b), Lessor may, at Lessor's option, enter upon the Premises after ten (10) days'

prior written notice to Lessee and put the same in good order, condition and repair, and the cost of such repair, together with interest at the rate of eighteen percent (18%) per annum, shall be due and payable as additional rent to Lessor, together with Lessee's next installment of rent. Lessee shall maintain and make available to Lessor all records and documents pertaining to the maintenance and/or service of the HVAC Equipment. Lessee maintenance and repairs shall be conducted by licensed contractors.

(c) Emergency.

In the event of an emergency requiring repairs, Lessor shall have the delegable right to enter the Premises at any time, without prior notice to Lessee. Lessor shall have the right to use any reasonable means which Lessor may deem proper in order to obtain entry to the Premises in an emergency, without liability to Lessee. In the event of an emergency, no entry by Lessor shall, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Lessee from any part of the Premises. For purposes herein this Lease, an "Emergency" constitutes a fire or police emergency, which presents an imminent threat to the Premises, the occupants of the Premises, or an event that may reasonably result in extensive damage to the Premises.

(d) No Abatement.

Except as expressly provided in this Lease, Lessor shall have no liability to Lessee, nor shall Lessee's covenants and obligations under this Lease, including without limitation, Lessee's obligation to pay rent and additional rent, be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Lessor's making any repairs or changes which Lessor is required or permitted to make pursuant to the terms of this Lease or are required by law to be made in and to any portion of the Premises, the Building or the Property.

(e) Interruption/Disruption of Services.

(i) Except as expressly set forth in this Lease, no damages, compensation, claims, losses or liabilities shall be payable by Lessor and this Lease and the obligation of Lessee to perform all of its covenants and agreements set forth in this Lease shall in no way be affected, impaired, reduced or excused in the event that there shall be an interruption, curtailment or suspension of the Property's HVAC, utility, sanitary, elevator, water, telecommunications, security (including equipment, devices, and personnel) or other Property systems serving the Premises or any other services required by Lessor under this Lease (an "Interruption of Service"), by reason of: (a) any damage or destruction which is the subject of Paragraph 15, (b) any condemnation which is the subject of Paragraph 16, (c) an accident, (d) an emergency, (e) shortages of labor or materials, or (f) an event of Force Majeure including, but not limited to, (a) a lack of access to the Property or the Premises (which shall include, but not be limited to, a lack of access to the Property or the Premises when it or they are structurally sound, but inaccessible due to evacuation of the surrounding area or damage to any nearby structures or public areas; (b) any cause outside of the Property; (c) reduced air quality or other contaminants within the Property that would adversely affect the Property or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Property or the Premises); (d) disruption of mail or deliveries to the Property or the Premises resulting from damage or destruction which is the subject of Paragraph 15; (e) disruption of telephone and telecommunication services to the Property or the Premises resulting from damage or destruction which is the subject of Paragraph 15; or (f) blockages of any windows, doors or walkways to the Property or the Premises resulting from damage or destruction which is the subject of Paragraph 15.

(ii) Lessor reserves the right, without any liability to Lessee, except as otherwise expressly set forth in this Lease, and without being in breach of any covenant of this Lease, to affect an Interruption of Service, as may be required by this Lease or by applicable governmental restrictions, or as Lessor in good faith deems advisable, whenever and for so long as may be necessary to make repairs, alterations, upgrades, changes or for any other reason, to the Property's HVAC, utility, sanitary, elevator, water, telecommunications, security or other Property systems serving the Premises or any other services required of Lessor under this Lease. In each instance, Lessor shall exercise reasonable diligence to eliminate the cause of the Interruption of Service if resulting from conditions within the Property and to conclude the Interruption of Service. Lessor shall give Lessee written notice, when practical, of the commencement and anticipated duration of any such Interruption in Service.

(iii) The occurrence of an Interruption of Service pursuant to this Paragraph 11(e) shall not (a) constitute an actual or constructive eviction of Lessee in whole or in part; (b) rent or other charges payable under this Lease (except as otherwise expressly set forth in

this Lease); (c) relieve or release Lessee from any of its obligations under this Lease; or (d) entitle Lessee to terminate this Lease.

(f) HVAC.

Although Lessee is responsible, at its sole cost and expense, for all HVAC Equipment repair, replacement and maintenance, Lessor retains the right, but not the obligation, to inspect HVAC Equipment on a regular schedule. In this regard, Lessee shall, at its sole cost and expense, perform or cause to be performed "Normal A/C Servicing". "Normal A/C Servicing" shall mean the following service and maintenance on the Central Plant, cooling towers and air conditioning units, performed by a licensed HVAC contractor, quarterly during the Lease.

Inspection and service points for a quarterly service.

a. Inspect filters and belts. Replace as necessary.
b. Inspect evaporator for dirt.
c. Inspect fan motors and fan blades for wear or damage. Lubricate motors or bearings where applicable.
d. Inspect control box, associated controls/accessories, wiring and connections. Insure all connections are tight.
e. Inspect evaporator drain pan and condensate lines. Clean as needed.
f. Check for abnormal noise or vibration.
g. Check for water flow across the coil.
h. Check temps across the coil.

12. INSPECTION BY LESSOR:

Subject to the terms of the Addendum to Commercial Lease, Lessor and its authorized representatives shall have, at all reasonable times, the right to enter the Premises to inspect the same, to exhibit the Premises to prospective purchasers, lenders or lessees, to make any necessary repairs to the Premises, or to perform any work (i) which may be necessary to comply with any laws, ordinances, rules or regulations of any public authority, or (ii) that Lessor may deem necessary to prevent waste or deterioration in connection with the Premises if Lessee does not make or cause such repairs to be made or performed or cause such work to be performed promptly after receipt of a written request from Lessor

13. NON-LIABILITY OF LESSOR:

Lessee shall indemnify, protect, hold harmless and defend Lessor for, from and against all claims, damages, demands, losses, costs, liabilities and expenses (including reasonable attorneys' fees and court costs) (collectively, "Claims"), however caused, arising in whole or in part from Lessee's use of the Premises or the Property or the conduct of Lessee's business or from any activity, work or thing done, permitted or suffered by Lessee or by any invitee, servant, agent, contractor, employee or sublessee of Lessee on the Premises or the Property, including any bodily injury to an employee of Lessee arising out of and in the course of employment of the employee at the Premises, and shall further indemnify, protect, hold harmless and defend Lessor for, from and against all Claims arising in whole or in part from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease or arising in whole or in part from any act, neglect, fault or omission by Lessee or by any invitee, servant, agent, employee or sublessee of Lessee anywhere on the Property; and if any action or proceeding is brought against Lessor by reason of any such Claim, Lessee, upon notice from Lessor, shall fully defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property, injury and death to persons and all Claims of any other nature resulting from Lessee's use of the Premises or the Property, and Lessee hereby waives, releases and discharges Lessor for, from and against all Claims in respect thereof. Neither Lessor nor its agents or employees shall be liable for any damaged property of Lessee entrusted to any employee or agent of Lessor or for loss of or damage to any property of Lessee by theft or otherwise. Lessor shall not be liable for any injury or damage to persons or property resulting from any cause, including, but not limited to, fire, explosion, failing plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein, or from the roof of any structure on the Property, or from any streets or subsurfaces on or adjacent to the Property, or from any other place or resulting from dampness or any other causes whatsoever, unless caused by or due to the failure of Lessor to repair such condition (but only if Lessor is obligated to perform such repairs under this Lease) within a reasonable time after written notice of the need for such repair is given by Lessee to Lessor, and through no fault of Lessee. Neither Lessor nor its employees or agents shall be liable for any defects in the Property, the negligence or misconduct, including, but not limited to, criminal acts, by maintenance or other personnel or contractors serving the Property and Lessee expressly waive, releases and discharges Lessor for, from and against all Claims resulting from any bodily injury to an employee of Lessee arising out of and in the course of employment of the employee at the Premises. Notwithstanding

any of the foregoing, Lessee shall not indemnify nor hold Lessor harmless for any Claims caused by the negligent acts or willful misconduct of Lessor, or any of Lessor's agents or employees. None of the events or conditions set forth in this Article shall be deemed a constructive or actual eviction, nor shall Lessee be entitled to any abatement or reduction of rent or additional rent by reason of such events or conditions. Lessee shall give prompt notice to Lessor with respect to any defects, fires or accidents which Lessee observes on the Property.

14. **LIENS:**

Lessee shall keep the Premises free and clear of all mechanics', materialmen's and professional service liens. If, because of any act or omission (or alleged act or omission) of Lessee, any mechanics', materialmen's, professional service or other lien, charge or order for the payment of money shall be filed or recorded against the Property or any building or improvement thereon, or against Lessor (whether or not such lien, charge or order is valid or enforceable as such), Lessee shall, at its own expense, cause the same to be canceled or discharged of record within thirty (30) days after Lessee shall have received written notice of the filing thereof, or Lessee may, within said thirty (30) day period, furnish to Lessor a bond pursuant to A.R.S. §33-1004 and satisfactory to Lessor against the lien, charge or order, in which case Lessee shall have the right to contest, in good faith, the validity or amount of the lien.

15. **DESTRUCTION OF PREMISES:**

If the Premises or the building shall be wholly or partially damaged or destroyed by fire or by the elements or by other causes, Lessor shall have the right to cancel this Lease by giving notice to Lessee within forty-five (45) days after the damage, in which event, all insurance proceeds payable on account of such damage or destruction shall be paid to Lessor. In the event of repair, reconstruction and restoration of the Premises, rent and additional rent shall abate proportionately with the degree to which Lessee's use of the Premises is impaired commencing from the date of destruction and continuing during the period of such repair, reconstruction and restoration. Lessee hereby waives any statute now or hereafter in effect which grants a lessee the right to terminate a lease or which provides for an abatement of rent on account of damage or destruction. This waiver shall include, without limitation, A.R.S. §33-343.

16. **CONDEMNATION:**

If all or such portion of the Premises so as, in the reasonable judgment of Lessor, to make the balance of the Premises untenantable is condemned by eminent domain for any public or quasi-public use or purpose or is transferred in avoidance of an exercise of the power of eminent domain (an "Appropriation"), then this Lease shall terminate as of the date that title vests in the condemning authority. All rentals shall be paid up to such date of termination and Lessee shall have no further claim against Lessor nor against the condemning authority for the value of any unexpired term of the Lease, and Lessor shall be entitled to receive any and all proceeds awarded on account of such Appropriation. Lessee shall, however, have the right to receive compensation or damages for the unamortized cost, depreciated on a straight-line basis over the original term of this Lease, of its improvements, fixtures and removable personal property, and Lessee shall be entitled to so-called "moving and relocation benefits," provided, however, that no such claims shall diminish Lessor's award. In the event of an Appropriation of a portion of the Premises which does not result in a termination of this Lease as provided above, the rent and additional rent payable under this Lease shall be abated in the proportion which the portion of the Premises so taken bears to the total Premises immediately prior to the Appropriation. The entire award made by reason of any such partial Appropriation shall belong entirely to Lessor. Lessee hereby waives any statute now or hereafter in effect which grants to Lessee the right to terminate a Lease or provides for an abatement of rent on account of an Appropriation.

The parties agree in the event of an Appropriation pursuant to this Section 16, as reasonable and possible, the parties shall take whatever steps are necessary to ensure such Appropriation does not violate the AMMA and all rules, requirements and restrictions. The parties shall also ensure Lessee is given at least three (3) business days to remove all medical marijuana and manufactured and derivative products that contain medical marijuana from the Premises.

17. **SIGNS:**

Lessee shall not place, erect or display any signs, notices or advertisements on any part of the Premises without the prior written consent of Lessor, which consent Lessor may withhold in its sole and absolute discretion. All signs shall be professionally prepared and shall be installed and maintained at the expense of Lessee in a neat and tidy manner and shall be in compliance with Lessor's sign criteria and any sign ordinance now in effect or hereafter enacted by any governmental authority having jurisdiction over the Premises. Lessee shall, at its sole cost and expense, pay all fees imposed by governmental authorities with respect to its signage. Any signs placed upon the Premises by Lessee which are not approved by Lessor may be removed at the expense of Lessee by Lessor. Further, Lessee shall not alter, remove or relocate any existing sign(s) upon the Premises

without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee acknowledges that except as set forth in this Paragraph 17, Lessee shall not (and does not have the right to) erect or maintain any other signage on the exterior of the Building. Upon the expiration or earlier termination of this Lease, Lessee shall remove its signage from the Premises and shall repair (or cause to be repaired) any damage to the Premises or the Building caused by the removal of Lessee's signage. Lessee's obligation to remove its signage and repair the Premises and/or Building, as necessary, as the case may be, shall survive the expiration or earlier termination of this Lease.

18. UTILITIES:

Lessee shall pay for all fuel, cable, gas, oil, heat, electricity, power, water, telephone, trash removal and other utilities which may be furnished to or used by it in the Premises or the Property during the term of this Lease. Lessee covenants to pay the charges for such utility services on or before the dates when such payments shall be due and to keep the Premises free and clear of any lien or encumbrance of any kind whatsoever constituting a charge against the Premises arising from the nonpayment or a delinquency in payment for said utility services. Lessor reserves the right to require Lessee at Lessee's sole cost to arrange for any such utility service to the Premises to be separately metered. In which event, Lessee shall pay directly to the provider of such utility service the cost and expenses metered or charged to the Premises.

19. INSURANCE:

(a) Lessee shall obtain and maintain in force, at Lessee's sole cost and expense, during the Lease Term, the following described policies of insurance (referred to as the "Insurance Policies"):

(i) Commercial general liability insurance for personal injury, bodily injury (including wrongful death) and damage to property with a combined single limit of not less than One Million and No/100 Dollars ($1,000,000.00), per occurrence, Three Million and No/100 Dollars ($3,000,000.00) annual aggregate insuring against any and all liability of the insured with respect to the Premises, or arising out of the maintenance, use or occupancy thereof, including premises operations, products and completed operations and owned, hired and non-owned automobiles, utilizing ISO policy form CG 0001, or its equivalent. The commercial general liability insurance policy shall contain a contractual liability endorsement specifically deleting the contractual liability exclusion for Personal Injury. In addition, the policy required pursuant to the provisions of this Paragraph 19(a)(i) shall not have a deductible in excess of Ten Thousand and No/100 Dollars ($10,000.00).

(ii) A policy or policies of "causes of loss-special form" property insurance, including coverage for vandalism or malicious mischief, insuring the Premises and Lessee's stock in trade, furniture, personal property, fixtures and equipment in the Premises, with coverage in an amount equal to the replacement cost of Lessee's stock in trade, furniture, personal property, fixtures and equipment.

(iii) A policy or policies of workers' compensation insurance with an insurance carrier and in amounts required by applicable Governmental Restrictions and a policy of employer's liability insurance with limits of liability not less than One Million and No/100 Dollars ($1,000,000.00), each accident; One Million and No/100 Dollars ($1,000,000.00), disease policy limit; and One Million and No/100 Dollars ($1,000,000.00) disease each employee. Both such policies shall contain waivers of subrogation in favor of Lessor.

(iv) Insurance covering all plate glass on the Premises.

(v) Boiler and machinery insurance on all boilers, pressure vessels, gas fire equipment, air conditioning equipment and mechanical systems serving the Premises. If not covered by the insurance describe in Paragraph 19(a) (ii) above, then the insurance specified in this subparagraph shall be an amount not less than One Hundred Thousand and No/100 Dollars ($100,000.00)

All liability Insurance Policies obtained by Lessee shall name Lessor as an additional insured utilizing an ISO CG 20 26 additional insured endorsement, shall be in a form satisfactory to Lessor, shall be with companies authorized to do business within the State of Arizona and shall provide that coverage may not be modified materially, reduced or terminated without thirty (30) days' prior notice to Lessor. In addition, all property insurance policies shall contain a full waiver of subrogation by the insurer against the Lessor and its successors and assigns. Lessee shall from time to time, upon Lessor's written request, furnish to Lessor written evidence (i.e., Acord Form 27 or its equivalent) that the Insurance Policies are in effect. All Insurance Policies shall be issued by insurance companies rated not less than A/VII in the most current available Best's Key Rating Guide. In addition, Lessee's policy of commercial general liability insurance shall be endorsed as needed to provide cross liability coverage for Lessor, Lessee and Lessor's lender and shall provide for severability of interests. All Insurance Policies shall be written as primary policies and provide that any insurance which Lessor or Lessor's lender may carry is

strictly excess, secondary and non-contributing with any insurance carried by Lessee. Lessee acknowledges that no insurance maintained by Lessor with respect to the Premises or the Building (whether liability or casualty insurance) shall insure the interest of Lessee in the Premises or Lessee's furniture, fixtures, equipment or improvements in the Premises and any proceeds payable with respect to any such insurance maintained by Lessor shall be the sole property of Lessor.

(b) Lessor shall obtain and maintain in force during the Lease Term, a policy or policies of insurance, in such amount and coverages as Lessor shall determine. Such insurance shall provide for payment of loss there under to Lessor or the holder of any underlying encumbrance on the Property. Such insurance may, in Lessor's discretion, include flood and earthquake damage coverage, sprinkler damage and the following endorsements: boiler and machinery, difference in conditions, business income and extra expense (with extended period of indemnity), contingent business income and extra expense (with extended period of indemnity), service interruption, off-premises service interruption, prevention of ingress and egress and acts of civil authority, building ordinance or law, debris removal, excess rental value, as well as endorsements deleting any exclusion from coverage for terrorist acts. Lessee shall pay to Lessor, during the Lease Term, its Pro Rata Share of the insurance premiums. Lessee's payment on account of insurance premiums shall be due and payable in accordance with the further provisions of this Paragraph 19(b). On the first day of each calendar month during the Lease Term, Lessee shall pay to Lessor one twelfth ($1/12^{th}$) of the amount reasonably estimated by Lessor to be Lessee's Pro Rata Share of insurance premiums. After the close of each calendar year, Lessor shall furnish to Lessee a statement showing Lessee's actual Pro Rata Share of insurance premiums. If Lessor's statement reflects that Lessee paid less than its Pro Rata Share of insurance premiums, such deficiency shall be payable within ten (10) days after delivery by Lessor to Lessee of Lessor's reconciliation statement. If, however, Lessee's estimated payments were in excess of Lessee's actual Pro Rata Share of insurance premiums, such excess shall be credited against Lessee's future payments of insurance premiums; provided, however, during the last year of the Lease Term, such excess shall be refunded to Lessee within thirty (30) days after the expiration of the Lease Term. Lessor's reasonable good faith determination of Lessee's Pro Rata Share of insurance premiums shall be conclusive.

(c) Lessor makes no representation or warranty to Lessee that the amount of insurance to be carried by Lessee under the terms of this Lease is adequate to fully protect Lessee's interests. If Lessee believes that the amount of any such insurance is insufficient, Lessee is encouraged to obtain, at its sole cost and expense, such additional insurance as Lessee may deem desirable or adequate. Lessee acknowledges that Lessor shall not, by the fact of approving, disapproving, waiving, accepting, or obtaining any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of such insurance, the solvency of any insurance companies or the payment or defense of any lawsuit in connection with such insurance coverage, and Lessee hereby expressly assumes full responsibility for and all liability, if any, with respect to, Lessee's insurance coverage.

20. ASSIGNMENT AND SUBLETTING:

(a) Assignment and Subletting Prohibited.

Lessee shall not, directly or indirectly, by operation of law or otherwise, transfer or assign this Lease or any right or interest under this Lease or to the Premises, sublet the Premises or any part of the Premises, or advertise that any portion of the Premises is available for lease without first obtaining Lessor's prior written consent in their sole discretion. Lessor and Lessee acknowledge and agree that it shall be reasonable for Lessor to withhold its consent to a proposed assignment of this Lease or subletting of the Premises if, among other reasons (i) the proposed assignee or sublessee shall not be of sound financial net worth or shall not have sufficient liquid capital to properly operate its business; or (ii) if the financial capacity of the proposed assignee or sublessee is less than that of Lessee as of the time of the proposed transfer; or (iii) the business skills, experience or reputation of the proposed assignee or sublessee are insufficient to assure Lessor of a successful business operation at the Premises; or (iv) the proposed assignee or sublessee is a lessee of the Property or a prospective lessee with whom Lessor (or Lessor's brokers) have had discussions pertaining to the Property during the period of six (6) months prior to the date of the proposed assignment or subletting; or (v) if the intended use of the Premises by the proposed assignee or sublessee shall be in violation of the provisions of Paragraph 1(h) of this Lease; or (vi) at the time of the proposed assignment or subletting or upon the effective date of the proposed assignment or subletting there shall be in existence a breach or default under this Lease; or (vii) Lessor has available vacant space within the Property; or (viii) Lessor's lender does not consent to such assignment or subletting, to the extent such consent may be required by the terms of Lessor's financings; or (ix) the assignee or sublessee does not intend to itself occupy and conduct business in the Property from the Premises. In no event may Lessee engage the brokers utilized by Lessor to market vacant space

within the Property to seek an assignee of this Lease or a sublessee for the Premises No transfer or assignment (whether voluntary or involuntary, direct or indirect, by operation of law or otherwise) or subletting shall be valid or effective without such prior written consent. Should Lessee attempt to make or allow to be made any such transfer, assignment or subletting, except as aforesaid, or should any of Lessee's rights under this Lease be sold or otherwise transferred by or under court order or legal process or otherwise, then, and in any of the foregoing events Lessor may, at its option, treat such act as an Event of Default by Lessee. Should Lessor consent to a transfer, assignment or subletting, such consent shall not constitute a waiver of any of the restrictions or prohibitions of this Paragraph 20, and such restrictions or prohibitions shall apply to each successive transfer, assignment or subletting under this Paragraph 20(a), if any. Notwithstanding anything to the contrary contained in this Lease, Lessee may, without Lessor's prior written consent, but upon notice to Lessor, sublet all or any portion of the Premises or assign Lessee's interest in this Lease to: (i) a subsidiary, affiliate, parent or other entity to Lessee which controls, is controlled by, or is under common control with, Lessee; (ii) a successor entity to Lessee resulting from merger, consolidation, non-bankruptcy reorganization, or government action; or (iii) a purchaser of all or any significant portion of Lessee's stock or assets (collectively, an "Affiliate Transfer").

b) Deemed Transfers.

If Lessee is a corporation, an unincorporated association, a limited liability company or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership shall be deemed a transfer within the meaning of and subject to provisions of this Paragraph 20.

(c) Lessor's Consent Required.

Except in the case of an Affiliate Transfer, if Lessee desires at any time to assign this Lease or sublet the Premises or any portion thereof, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor: (a) the name, address, telephone number and social security number, or tax payer identification number, as applicable, of the proposed sublessee or assignee; (b) the nature of the proposed sublessee's or assignee's business to be carried on in the Premises; (c) a true, correct and complete copy of the proposed sublease or assignment; and (d) such financial information as Lessor may reasonably request concerning the proposed sublessee or assignee. Lessee's failure to comply with the provisions of this Paragraph 20(c) shall entitle Lessor to withhold its consent to the proposed assignment or subletting.

(d) Adjustment to Rental.

In the event Lessee assigns its interest in this Lease or sublets the Premises, the rent payable under this Lease shall be increased effective as of the date of such assignment or subletting to the rent and other consideration payable by any such assignee or Sublessee pursuant to such assignment or sublease. Notwithstanding the foregoing, in no event shall the rent after any such assignment or subletting be less than the rent specified in Paragraph 1(k) above.

(e) No Release from Liability.

Lessor may collect rent and additional rent from the assignee, sublessee, occupant or other transferee, and apply the amount so collected, first to the monthly installments of rent, then to any additional rent and other sums due and payable to Lessor, and the balance, if any, to Lessor, but no such assignment, subletting, occupancy, transfer or collection shall be deemed a waiver of Lessor's rights under this Paragraph 20, or the acceptance of the proposed assignee, sublessee, occupant or transferee. Notwithstanding any assignment, sublease or other transfer (with or without the consent of Lessor), Lessee shall remain primarily liable under this Lease and Lessee shall not be released from performance of any of the terms, covenants and conditions of this Lease.

(f) Lessor's Expenses.

Whenever Lessor's consent is requested pursuant to the provisions of this Paragraph 20, Lessee shall pay to Lessor the sum of One Thousand and No/100 Dollars ($1,000.00) for Lessor's reasonable attorney's fees, accounting fees and other costs incurred by Lessor in connection with the processing and documentation of any requested assignment of this Lease or subletting of the Premises.

21. ABANDONMENT AND SURRENDER:

(a) Abandonment.

Lessee shall not vacate or abandon the Leased Premises at any time during the Lease Term. If Lessee abandons or vacates the Premises for more than five (5) consecutive days, it will be considered a default under the Lease, subject to the Default Remedies. No act or thing done by

Lessor or by any agent or employee of Lessor during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises unless such acceptance is expressed in writing and duly executed by Lessor. Unless Lessor shall agree in writing, the delivery of the key to the Leased Premises to any employee or agent of Lessor shall not operate as a termination of this Lease or as a surrender of the Leased Premises.

(b) Surrender.

At the expiration or earlier termination of this Lease, Lessee shall peaceably and quietly surrender the Premises to Lessor in a broom-clean and sanitary condition, with all building systems, including the HVAC Equipment and all lights, light bulbs or tubes and light ballasts in good working order, condition and repair, and in at least the same general condition as at the commencement of this Lease, ordinary and reasonable wear and tear and insured casualty damage excepted, free and clear of all liens and encumbrances. In this regard, Lessee shall, within thirty (30) days following receipt of Lessor's statement, pay to Lessor all costs incurred by Lessor in repairing or replacing, as the case may be, all or any building systems, including the HVAC Equipment and/or all lights, light bulbs or tubes and light ballasts not in good working order, condition and repair as required by this Paragraph 21. Lessee shall repair any damage or unsightly condition caused by the removal of any of Lessee's moveable furniture, equipment, or trade fixtures. Any trade fixtures or personal property left on the Premises by Lessee at the termination of this Lease shall belong to Lessor. Subject to Lessee's obligation to remove Lessee Improvements in accordance with the provisions of Paragraph 10 above, Lessee agrees to leave for Lessor all plumbing, HVAC Equipment, lighting and mechanical equipment, the carpeting and draperies and all signs together with the frames and electrical structures used in connection with the Premises at the termination of this Lease. Lessee shall remove all of its own property out of and off the Premises prior to the expiration date of this Lease, and any expenses incurred by Lessor to remove Lessee's property shall be paid for by Lessee.

22. TITLE TO IMPROVEMENTS:

Title to the improvements and the plumbing, HVAC Equipment, electrical and mechanical equipment, in or appurtenant to the improvements, and all Lessee Improvements made to the Premises, and all renewals and replacements of such Lessee Improvements, when made, erected, constructed, installed or placed upon the Premises, shall be, and remain the property of Lessor.

23. INTENTIONALLY DELETED:

24. DEFAULT - REMEDIES:

(a) Event of Default.

The occurrence of any one or more of the following events will constitute an "Event of Default" on the part of Lessee:

(i) Failure to pay any installment of Annual Basic Rent, any Additional Rent or any other sum required to be paid by Lessee under this Lease, and such failure shall continue for five (5) days after notice thereof, which notice Lessor shall not be required to provide more than one time during the Lease Term;

(ii) Failure to perform any of the other covenants or conditions which Lessee is required to observe and perform (except failure in the payment of Annual basic Rent, Additional Rent or any other monetary obligation contained in this Lease) and such failure shall continue for fifteen (15) days (or such shorter period of time as may b e specified by Lessor in the event of an emergency) after written notice thereof by Lessor to Lessee, provided that if such default is other than the payment of money and cannot be cured within such fifteen (15) day period, then an Event of Default shall not have occurred if Lessee, within such fifteen (15) day period, commences curing of such failure and diligently in good faith prosecutes the same to completion and furnishes evidence thereof to Lessor within thirty (30) days thereafter;

(iii) If any warranty, representation or statement made by Lessee to Lessor in connection with this Lease is or was materially false or misleading when made or furnished;

(iv) The occurrence of an Event of Default under any other agreement between Lessor and Lessee;

(v) Failure to conduct business operations within the Leased Premises for five (5) consecutive days;

(vi) If Lessee makes as bulk sale of its goods or moves or commences, attempts or threatens to move its goods, equipment and personal property out of the Leased Premises;

(vii) The levy of a writ of attachment or execution or other judicial seizure of substantially all of Lessee's assets or its interest in this Lease, such attachment, execution or other seizure remaining undismissed or discharged for a period of thirty (30) days after the levy thereof;

(viii) The filing of any petition by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, which petition is not discharged within forty five (45) days after the date of filing;

(ix) The filing of any petition or other action taken to reorganize or modify Lessee's capital structure, which petition is not discharged within forty five (45) days after the date of filing;

(x) If Lessee shall be declared insolvent according to law;

(xi) A general assignment by Lessee for the benefit of creditors;

(xii) The appointment of a receiver or trustee for Lessee or all or any of their respective property, which appointment is not discharged within forty five (45) days after the date of filing;

(xiii) The filing by Lessee of a voluntary petition pursuant to the Bankruptcy Code or any successor thereto or the filing of an involuntary petition against Lessee pursuant to the Bankruptcy Code or any successor legislation, which petition is not discharged within forty five (45) days after the date of filing; or

(xiv) The occurrence of an Event of Default under the other provisions of this Lease.

(b) Remedies.

Upon the occurrence of an Event of Default under this Lease by Lessee, Lessor may, without prejudice to any other rights and remedies available to a lessor at law, in equity or by statute, exercise one or more of the following remedies, all of which shall be construed and held to be cumulative and nonexclusive: (a) Terminate this Lease and reenter and take possession of the Premises, in which event, Lessor is authorized to make such repairs, redecorating, refurbishments or improvements to the Premises as may be necessary in the reasonable opinion of Lessor acting in good faith for the purposes of reletting the Premises and the costs and expenses incurred in respect of such repairs, redecorating and refurbishments and the expenses of such reletting (including brokerage commissions) shall be paid by Lessee to Lessor within ten (10) days after receipt of Lessor's statement; or (b) without terminating this Lease, reenter and take possession of the Premises; or (c) without such reentry, recover possession of the Premises in the manner prescribed by any statute relating to summary process, and any demand for rent, reentry for condition broken, and any and all notices to quit, or other formalities of any nature to which Lessee may be entitled, are hereby specifically waived to the extent permitted by law; or (d) without terminating this Lease, Lessor may relet the Premises as Lessor may see fit without thereby avoiding or terminating this Lease, and for the purposes of such reletting, Lessor is authorized to make such repairs, redecorating, refurbishments or improvements to the Premises as may be necessary in the reasonable opinion of Lessor acting in good faith for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, redecorating, and refurbishments and expenses of such reletting (including brokerage commissions) and the collection of rent accruing from such reletting) each month to equal the rent and additional rent payable hereunder, then Lessee shall pay such deficiency each month within ten (10) days after receipt of Lessor's statement; (e) Lessor has a right to utilize the Security Deposit to repay some or all of any Tenant Improvement funds or Real Estate Commissions Lessor has previously paid, defaulted rent and other rent, as well as interest and late fees, all at Lessor's discretion regarding how the Security Deposit funds will be applied against those items; or (f) Lessor may declare immediately due and payable all the remaining installments of rent and additional rent, and such amount, less the fair rental value of the Premises for the remainder of the Lease Term shall be paid by Lessee within ten (10) days after receipt of Lessor's statement. Lessor shall not by reentry or any other act, be deemed to have terminated this Lease, or the liability of Lessee for the total rent and additional rent reserved under this Lease or for any installment of rent then due or subsequently accruing, or for damages, unless Lessor notifies Lessee in writing that Lessor has so elected to terminate this Lease. After the occurrence of an Event of Default, the acceptance of rent or additional rent, or the failure to reenter by Lessor shall not be deemed to be a waiver of Lessor's right to thereafter terminate this Lease and exercise any other rights and remedies available to it, and Lessor may reenter and take possession of the Premises as if no rent or additional rent had been accepted after the occurrence of an Event of Default. Upon the occurrence of an Event of Default, all privileges and contingencies which may be exercised by Lessee under this Lease including, without limitation, options to renew, extend and expand, as well as relocation rights, contraction rights, termination or other rights which may be exercised by Lessee during the Term of this Lease shall be void and of no further force and effect.

Notwithstanding the foregoing, Lessor expressly acknowledges that its rights under this Section 24(a) are subject to the terms and restrictions contained in the Addendum to Commercial Lease. Additionally, nothing contained in this Section 24(a) nor any other provision of the Lease shall be construed as authorizing any party other than Lessee or 46 Wellness, LLC, to operate the Dispensary on the Premises pursuant to the Dispensary License.

Lessor and Lessee acknowledge and agree in the event Lessee is authorized to re-take possession of the Premises pursuant to this Section 24(a), Lessor shall grant Lessee access to the Premises for a period of three (3) business days, during which Lessee and 46 Wellness, LLC, shall be authorized to remove all medical marijuana, and all manufactured and derivative

Lessor ______ Lessee ______

products which contain marijuana all computers, qualifying patient files and records, all confidential and proprietary information and documents, pursuant to the AMMA and all rules, requirements and restrictions.

(c) Interest on Past Due Amounts.

In addition to late charge described in Paragraph 7 above, if any installment of rent or any other payment is not paid on or before the fifth (5th) day of the calendar month, it shall bear interest at the rate of eighteen percent (18%) per annum from the date on which it becomes due until paid.

(d) Grant of Security Interest.

In order to further secure performance by Lessee of the agreements, covenants and promises to be performed by Lessee as set forth in this Lease, Lessee hereby grants to Lessor a security interest in all of Lessee's fixtures, furniture, equipment, improvements, additions, alterations, inventory and other personal property now or hereafter located within or upon the Premises and any all products and proceeds thereof now owned or hereafter acquired (collectively, the "**Collateral**"). Upon and after the occurrence of an Event of Default, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State in which the Premises is situated, including without limitation the right and power to sell or otherwise dispose of the Collateral or any part thereof and for that purpose Lessor may take immediate an exclusive possession of the Collateral or any part thereof and, with or without judicial process, Lessor may enter upon the Premises and remove the Collateral, or, at Lessor's option, Lessee shall assemble the Collateral and make it available to Lessor at the place and time designated by Lessor. To the extent permitted by law, Lessee expressly waives any notice of the sale or disposition of the Collateral and any other right or remedy of Lessee existing after the occurrence of an Event of Default, and to the extent any notice is required and cannot be waived, Lessee agrees that for the purposes of this Paragraph 24(d) only, if the notice is marked, postage prepaid to Lessee at the address set forth in Paragraph 1(e) at least five (5) days before the time of sale or other disposition, the notice shall be deemed commercial reasonable and shall fully satisfy any requirement for the giving of notice. Lessee hereby authorizes Lessor to record and/or file, in the appropriate recording and filing offices, one or more Uniform Commercial Code Financing Statements in the form attached to this Lease as **Exhibit "D"** (together with amendments and modifications thereto) so as to enable Lessor to perfect the security interest granted in this Paragraph 24(d). Under no circumstances will the Lessee at any time remove the Collateral described in this Grant of Security Interest and as more fully spelled out in the U.C.C.1 Form attached hereto without the written permission of Lessor.

25. RIGHT TO CURE:

In the event Lessor shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed, and such failure continues for thirty (30) days after written notice of default (or if more than thirty (30)days shall be required because of the nature of the default, if Lessor shall fail to commence the curing of said default within the thirty (30)day period and proceed diligently to completion), then Lessor shall be responsible to Lessee for any actual damages sustained by Lessee as a result of Lessor's breach, but not special or consequential damages. Lessee shall have no right to terminate this Lease, except as expressly provided elsewhere in this Lease. Notwithstanding any other provision of this Lease, any claim which Lessee may have against Lessor (whether in contract, tort or for breach of any express or implied covenant contained in this Lease) shall be deemed waived unless such claim (whether in contract, tort or for breach of any express or implied covenant contained in this Lease) is asserted by written notice to Lessor within thirty (30)days of the commencement of the alleged default or of occurrence of the cause of action and unless suit be brought thereon within twelve (12) months subsequent to the accrual of such cause of action.

26. HOLDING OVER:

It is agreed that the date of termination of this Lease and the right of Lessor to recover immediate possession of the Premises upon such date of termination is an important and material matter affecting the parties to this Lease and the rights of third parties, all of which have been specifically considered by Lessor and Lessee. In the event of any continued occupancy or holding over of the Premises without the express written consent of Lessor beyond the end of the Lease Term, whether in whole or in part, or by leaving property on the Premises, or otherwise, this Lease shall continue as a monthly tenancy and Lessee will pay two (2) times the rent then in effect pursuant to Paragraph 1(k), in advance at the beginning of each held over month, plus any other charges or payments contemplated in this Lease.

Lessor ______ Lessee ______

27. STATEMENT FROM LESSEE:

Lessee shall, at any time and from time to time, within ten (10) days after written request by Lessor, execute, acknowledge and deliver to Lessor, without charge, a written statement certifying that this Lease is unmodified and in full force and effect if such is the fact (or, if there has been modification of the Lease, stating the modification), the dates to which the rentals and other charges have been paid in advance, if any and such other information as may be reasonably requested by Lessor and is factually correct. It is understood that any such statement may be relied upon by any prospective purchaser of Lessor, or by any mortgagee or assignee of any mortgage of Lessor, or by the trustee or beneficiary of any deed of trust constituting a lien upon the Premises. The failure by Lessee to execute, acknowledge and return to Lessor the requested certificate within such ten (10) day period shall constitute Lessee's authorization to Lessor to execute, acknowledge and deliver such certificate on Lessee's behalf.

28. NOTICES - MANNER OF GIVING:

All notices required to be given under this Lease are to be in writing. Such notice shall be personally delivered by a recognized courier service or otherwise sent by United States certified mail, return receipt requested, postage prepaid, addressed to Lessor the address set forth in Paragraph 1(c), and to Lessee at the Premises, to the address set forth in Paragraph 1(b), or to such other place as the respective addressee may have designated in a written notice to the other party. Service by mail will be deemed to have occurred upon deposit of the notice in the United States mail. Notice by Lessor may be given by Lessor's legal counsel or by the authorized agent of Lessor.

To Lessor: MSCP, L.L.C.
2920 E. Camelback Road, Suite 200
Phoenix, Arizona 85016
Attention: Jerry Tokoph, Jr.

with a copy to: Dickinson-Wright, PLLC
1850 N. Central Avenue, Suite 1400
Phoenix, Arizona 85004
Attention: Scot Claus, Esq.

To Lessee: CannaOne LLC
7620 Almeria Ave.
Las Vegas, Nevada 89128
Attention: Barley Z. Bowler

with a copy to: Rose Law Group, p.c.
7144 E Stetson Dr., Suite 300
Scottsdale, Arizona 85251
Attention: Laura Bianchi

29. LESSOR'S RIGHT TO PERFORM LESSEE'S COVENANTS:

If Lessee shall at any time fail to pay any sum in accordance with the provisions of this Lease, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Lessor, after thirty (30) days' written notice to Lessee (or without notice in case of emergency) and without waiving or releasing Lessee from any obligation of Lessee contained in this Lease, may, but shall be under no obligation to: (a) pay any sum payable by Lessee pursuant to the provisions of this Lease, or (b) make any other payment or perform any other act on Lessee's part to be made or performed as provided in this Lease, and may enter upon the Premises for any such purpose, and take all such action on the Premises, as may be necessary for the Premises. All sums so paid by Lessor and all costs and expenses, including reasonable attorneys' fees, incurred by Lessor in connection with the performance of any such act shall be paid by Lessee to Lessor on demand, together with interest thereon at the rate of eighteen percent (18%) per annum from the respective dates of Lessor's making of each such payment or the incurring of each such cost and expense, including reasonable attorneys' fees, until repaid by Lessee in full.

30. WAIVER:

No waiver of any default by either Lessor or Lessee will be implied from any omission by Lessor or Lessee to take action on account of such default if such default persists or is repeated, and no express waiver will affect any default other than the default specified in the waiver, and then such waiver will be operative only for the time and to the extent therein stated. A waiver by either party of any provision of this Lease will not be construed as a waiver of any subsequent breach of the same

provision, nor will the consent or approval by either party to or of any act by the other be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

31. **TIME:**

Time is of the essence of each and every provision of this Lease.

32. **SUBORDINATION BY LESSEE:**

Lessor reserves the right to place liens and encumbrances on the Premises, the Building and/or the Property superior in lien and effect to this Lease. This Lease, and any and all renewals, modifications, replacements or extensions thereof at the option of Lessor shall be subject and subordinate to any liens and encumbrances now or subsequently imposed by Lessor upon the Premises, the Building and/or the Property and Lessee agrees to execute and deliver upon demand such instruments subordinating this Lease to any such lien or encumbrance as shall be required by Lessor. In the event any proceedings are brought for the foreclosure of any mortgage on the Premises, the Building and/or the Property, Lessee will attorn to the purchaser at the foreclosure sale and recognize the purchaser as the Lessor under this Lease so long as the successor to Lessor agrees to not disturb the tenancy of Lessee and agrees to be bound by the obligations hereof. The purchaser by virtue of such foreclosure shall be deemed to have assumed, as substitute Lessor, the terms and conditions of this Lease until the resale or other disposition of its interest by such purchaser. Such assumption, however shall not be deemed of itself an acknowledgment by the purchaser of the validity of any then existing claims of Lessee against the prior Lessor. Lessee agrees to execute and deliver such further assurance and other documents (including but not limited to a new lease upon the same terms and conditions as this Lease) confirming the foregoing as such purchaser may reasonably request. Lessee on behalf of itself and on behalf of all Sublessees and designees under Lessee waives any right of election to terminate this Lease because of any such foreclosure proceedings.

33. **MISCELLANEOUS:**

If any provision or any part of this Lease shall be determined to be invalid, unenforceable or illegal, then such provision shall be deemed severed from this Lease, and shall not affect the remaining provisions of this Lease. Lessor shall have the right to change the name, number or designation of the Building, the Property and the Premises without notice or liability to Lessee. The language of this Lease shall be construed to its normal and usual meaning and not strictly for or against either Lessor or Lessee. Lessor and Lessee acknowledge and agree that each party has reviewed and revised this Lease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease. In the event that it becomes necessary for any party to employ an attorney to enforce any of the terms or provisions of this Lease, the defaulting party shall pay to the prevailing party all reasonable attorneys' fees and court costs (if any) in connection therewith, the amount to be fixed by the court without a jury. Subject to the limitations of Paragraph 20 above, this Lease shall inure to the benefit of and shall be binding upon the parties, their heirs, personal representatives, successors and permitted assigns. In the event Lessor or any successor Lessor shall convey or otherwise dispose of the Premises, such Lessor shall be released from all liabilities and obligations imposed upon the Lessor under this Lease (except those accruing prior to such conveyance or other disposition) and such liabilities and obligations shall be binding solely upon the then owner of the Premises. Lessee shall look solely to Lessor's interest in the Premises for the satisfaction of any judgment or decree requiring the payment of money by Lessor which is based on any default or other claim under this Lease (whether in contract, tort or for breach of any express or implied covenant contained in this Lease). No other property or assets of Lessor, or any partner of, or shareholder or investor in Lessor, shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree. Lessee acknowledges and covenants to Lessor that it has made a complete and thorough investigation of the Premises, that the Premises are in good, sanitary order, condition and repair and that it accepts the same "As Is." Lessee further agrees that, except as expressly provided in this Lease, no representation or warranty, express or implied, in fact or by law, has been made by Lessor or anyone else, as to any matter, fact, condition, prospect or anything else of any kind or nature, and that based solely on Lessee's investigation, the Premises is suitable for its intended purposes. Neither this Lease nor any memorandum of this Lease shall be recorded by Lessee. If Lessee executes this Lease as a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership represents and warrants that Lessee is a duly authorized and existing corporation, limited liability company or partnership, that Lessee has and is qualified to transact business in Arizona, that the corporation, limited liability company or partnership has full right, authority and power to enter into this Lease and to perform its obligations under this Lease, that each person signing this Lease on behalf of the corporation, limited liability company or partnership is authorized to do so and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials for reasonable substitutes for labor or materials, governmental restrictions, regulations or controls, judicial orders, acts of the public, enemy (including terrorists acts) or hostile government actions, civil commotion, fire or other casualty and other causes beyond the reasonable

control of Lessor shall excuse the Lessor's performance under this Lease for the period of any such prevention, delay, or stoppage. Nothing contained in this Lease shall be deemed or construed as creating an agency, partnership or joint venture relationship between Lessor and Lessee or between Lessor and any other party, or cause Lessor to be responsible in any way for the debts or obligations of Lessee or any other party.

(a) Lessee warrants and represents to Lessor that no finder's fee, real estate sales or brokerage commissions are or will be due in connection with this Lease, except to the Broker(s) set forth in Paragraph 1(q). Further, Lessee agrees to indemnify, defend and hold harmless the Lessor from any claims by third parties for a finder's fee, real estate or brokerage commissions in connection with this Lease, including reasonable attorneys' fees and court costs. Furthermore, Lessee agrees to be totally responsible for any Commission due its Broker, i.e., Kurt Nishimura, Remax Excaliber. In consideration of paying its Broker, the Lessor will credit Lessee an amount equal to Five Thousand and 00/100 Dollars ($5,000.00) per month against the first ten (10) rental payments made by Lessee after it takes occupancy of the Premises. Lessee shall obtain agreement to its responsibility for Commissions in writing from its Broker and provide a copy to Lessor.

(b) Annual Facilities Permit ("AFP") Fees and Other Services: Lessor has arranged with the City of Phoenix to expedite plans, permits and inspections under a special permitting process known as the AFP. In the case of a Lessee utilizing this procedure, the Lessee shall reimburse Lessor for all expenses associated with the use of the AFP process within three (3) days from the date of invoicing by the Lessor to Lessee. The fees could include, but not necessarily be limited to, City plan review fees, permit fees and inspection costs. The Lessee agrees to pay Lessor the actual cost of said charges plus an administration fee equal to 15% of said invoiced amount.

34. RELOCATION OF PREMISES:

Provided such relocation is approved by the City of Phoenix and complies with zoning requirements for Lessee's business use, including zoning variance requirements if applicable, and provided such relocation is approved by AZDHS and complies with the AMMA and all applicable rules, requirements and restrictions, Lessor shall have the right, at its sole discretion, to require Lessee to relocate the Premises to another location within the Building, of equal or greater size, at Lessor's cost. Lessor shall give Lessee ninety (90) days' advance written notice of the proposed relocation, and Lessee shall take all steps necessary to: (a) confirm the new location complies with the necessary City of Phoenix Zoning Code requirements (which does not include acquisition of a variance or similar entitlements); (b) apply for and acquire approval from AZDHS to relocate the Dispensary; (c) apply for and acquire from AZDHS Approval to Operate the Dispensary at the new location; (d) apply for and acquire any necessary building permits and any other regulatory approvals required (the aforementioned collectively referred to as the "Relocation Requirements"). Lessee shall not be required to relocate until the Relocation Requirements are satisfied. Lessee shall provide notice to Lessor, no more than five (5) business days following Lessee's receipt of notice that the Relocation Requirements have been satisfied. Upon receipt of such notice, Landlord shall adjust the Rent to the square footage of the new premises based on the per square foot rate contained in Section 1(g) of this Lease and adjust the Rent based on the square footage of the new premises, all such adjustments shall be effective as of the date of relocation. The parties agree, Lessee shall be allowed to continue operating the Dispensary in its existing Premises, until the date of relocation. At least five (5) business days prior to the intended date of relocation, the parties shall execute an amendment to this Lease specifying the relocation of the Premises and the adjustment to Rent and Additional Rent, if any. The parties agree, if despite Lessee's good faith efforts, it is unable to satisfy the Relocation Requirements, Lessee shall not be required to relocate and it shall continue to operate the Dispensary in its existing premises

35. PARKING:

(a) **Vehicle Parking**

Lessee shall be entitled to use the unreserved parking spaces on those portions of the Common Areas (as defined below) designated from time to time by Lessor for parking of motor vehicles during regular business hours. No overnight parking of vehicles shall be permitted. All parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles". Vehicles other than Permitted Size Vehicles shall be loaded or unloaded as directed by Lessor in the Rules and Regulations issued by Lessor (described below).

(i) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(ii) If Lessee permits or allows any of the prohibited activities described in this Paragraph 35(a), then Lessor shall have the right, without notice, in addition to such other rights and

remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

(iii) Lessee is permitted to use the South Parking Areas as illustrated on Exhibit "C". All employee parking and related activities are to be done in the South Parking Area.

(b) **Common Areas – Definition**. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Property.

(c) **Common Areas – Lessee's Rights**. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Property. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas or the right by Lessee to conduct business in the Common Areas. Any such storage or use shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage or use shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

(d) **Common Areas – Rules and Regulations**. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (the "Rules and Regulations") with respect thereto. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with the Rules and Regulations by other lessees of the Property.

(e) **Common Areas – Changes**. Lessor shall have the right, in Lessor's sole discretion, from time to time:

(i) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(ii) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(iii) To designate other land outside the boundaries of the Property to be a part of the Common Areas;

(iv) To add additional buildings and improvements to the Common Areas;

(v) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Property, or any portion thereof; and

(vi) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Property as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

(f) **Common Area Maintenance**. Lessor shall be responsible for the following relating to the ownership and operation of the Property, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition, of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, including exterior painting of buildings, and roof.

(ii) Property management and the cost of any environmental inspections.

(iii) Any other services to be provided by Lessor that are stated elsewhere in this Lease with respect to Lessor's obligation to maintain the Common Areas.

(g) **Common Area Maintenance Charges**. Throughout the Lease Term, Lessee shall reimburse Lessor for its Pro Rata Share of the costs and expenses incurred by Lessor to perform the common area maintenance described in Paragraph 35(f) above (the "CAM Charge"). Lessee shall pay its Pro Rata Share of CAM Charges in accordance with the further provisions of this Paragraph 35(g). On the first day of each calendar month during the Lease Term, Lessee shall pay to Lessor one twelfth ($1/12^{th}$) of the amount reasonably estimated by Lessor to be Lessee's Pro Rata share of CAM Charges. After the close of each calendar year, Lessor shall furnish to Lessee a statement showing Lessee's actual Pro Rata Share of CAM Charges. If Lessor's statement reflects that Lessee paid less than its Pro Rata Share of CAM Charges, such deficiency shall be payable within ten (10) days after delivery by Lessor to Lessee of

Lessor _____ Lessee _____

Lessor's reconciliation statement. If, however, Lessee's estimated payments were in excess of Lessee's actual Pro Rata Share of CAM Charges, such excess shall be credited against Lessee's future payments of CAM Charges; provided, however, during the last year of the Lease Term, such excess shall be refunded to Lessee within thirty (30) days after the expiration of the Lease Term. Lessor's reasonable good faith determination of Lessee's Initial CAM Charge or Lessee's Pro Rata Share of CAM Charges shall be conclusive and binding.

(i) **Administration Fee and Management Fee**. In addition to the CAM Charges, Lessee shall reimburse Landlord for administration expenses not to exceed three percent (3%) of the CAM Charge ("Administration Fee") and for management expenses not to exceed five percent (5%) of the CAM Charge (the "Management Fee"). On the first day of each calendar month during the Lease Term, Lessee shall pay to Lessor one twelfth (1/12th) of the Administration Fee and the Management Fee, along with its Lessee's Pro Rata share of the Cam Charge, as provided for in Section 35(g), above, and according to the same annual reconciliation procedures described in Section 35(g), above.

(i) **Disclaimer.** The inclusion of the improvements, facilities and services set forth in Paragraph 35(f) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services.

36. HAZARDOUS MATERIALS LAWS:

(a) "**Hazardous Materials Law**" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so-called "common-law") relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. §9601, et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. §6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

(b) "**Hazardous Materials**" means any chemical, compound, material, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (ii) is controlled, designated in or governed by any Hazardous Materials Law; (iii) gives rise to any reporting, notice or publication requirements under any Hazardous Materials Law; or (iv) gives rise to any liability, responsibility or duty on the part of Lessee or Lessor with respect to any third person under any Hazardous Materials Law.

(c) **Use**. Lessee shall not allow any Hazardous Material to be used, generated, released, stored or disposed of on, under or about, or transported from, the Premises, unless: (i) such use is specifically disclosed to and approved by Lessor in writing prior to such use; and (ii) such use is conducted in compliance with the provisions of this Paragraph. Lessor may approve such use subject to reasonable conditions to protect the Premises and Lessor's interests. Lessor may withhold approval if Lessor determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or that Lessee has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Paragraph.

(d) **Compliance With Hazardous Materials Laws**. Lessee shall strictly comply with, and shall maintain the Premises in compliance with, all Hazardous Materials Laws. Lessee shall obtain and maintain in full force and effect all permits, licenses and other governmental approvals required for Lessee's operations on the Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof. At Lessor's request, Lessee shall deliver copies of, or allow Lessor to inspect, all such permits, licenses and approvals. Lessee shall perform any monitoring, investigation, cleanup, removal and other remedial work (collectively, "Remedial Work") required as a result of any release or discharge of Hazardous Materials affecting the Premises or the Property or any violation of Hazardous Materials Laws by Lessee or any assignee or Sublessee of Lessee or their respective agents, contractors, employees, licensees, or invitees. Lessor shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Lessor's interests.

(e) **Compliance With Insurance Requirements**. Lessee shall comply with the requirements of Lessor's and Lessee's respective insurers regarding Hazardous Materials and with such insurers' recommendations based upon prudent industry practices regarding management of Hazardous Materials.

(f) **Notice; Reporting**. Lessee shall notify Lessor, in writing, within two (2) days after any of the following: (a) a release or discharge of any Hazardous Material, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) Lessee's receipt of any order of a governmental agency requiring any Remedial Work pursuant to any

Hazardous Materials Laws; (c) Lessee's receipt of any warning, notice of inspection, notice of violation or alleged violation, or Lessee's receipt of notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Hazardous Materials Laws; or (d) Lessee's receipt of notice or knowledge of any claims made or threatened by any third party against Lessee or the Premises relating to any loss or injury resulting from Hazardous Materials. Lessee shall deliver to Lessor copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws.

(g) **Termination: Expiration**. Upon the termination or expiration of this Lease, Lessee shall remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall, clean up, detoxify, repair and otherwise restore Premises to a condition free of Hazardous Materials.

(h) **Indemnity**. Lessee shall protect, indemnify, defend and hold Lessor harmless for, from and against any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with any breach of any provisions of this Paragraph or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Lessee or any Sublessee or assignee of Lessee, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Premises during the Lease Term or Lessee's occupancy of Premises, including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work. Neither the consent by Lessor to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Material Laws shall excuse Lessee from Lessee's indemnification obligations pursuant to this Paragraph. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of this Paragraph of this Lease. Lessee's obligations pursuant to this Paragraph shall survive the termination or expiration of this Lease. Lessor hereby agrees to defend, indemnify and hold Lessee harmless from and against any and all loss, cost, damage, claim or expense (including legal fees) incurred in connection with or arising out of or relating in any way to the presence of Hazardous Materials as of the date hereof in or on the Premises or the Property.

(i) **Assignment; Subletting**. If Lessor's consent is required for an assignment of this Lease or a subletting of the Premises, Lessor shall have the right to refuse such consent if the possibility of a release of Hazardous Materials is materially increased as a result of the assignment or sublease or if Lessor does not receive reasonable assurances that the new lessee has the experience and the financial ability to remedy a violation of the Hazardous Materials Laws and fulfill its obligations under this Paragraph.

(j) **Entry and Inspection; Cure**. Lessor and its agents, employees and contractors, shall have the right, but not the obligation, to enter the Premises at all reasonable times to inspect the Premises and Lessee's compliance with the terms and conditions of this Paragraph or to conduct investigations and tests. No prior notice to Lessee shall be required in the event of an emergency, or if Lessor has reasonable cause to believe that violations of this Paragraph have occurred, or if Lessee consents at the time of entry. In all other cases, Lessor shall give at least twenty-four (24) hours prior notice to Lessee. Lessor shall have the right, but not the obligation, to remedy any violation by Lessee of the provisions of this Paragraph or to perform any Remedial Work which is necessary or appropriate as a result of any governmental order, investigation or proceeding. Lessee shall pay, upon demand, as Additional Rent, all costs incurred by Lessor in remedying such violations or performing all Remedial Work, plus interest thereon at the rate of eighteen percent (18%) per annum from the date of demand until the date received by Lessor.

(k) **Event of Default**. The release or discharge of any Hazardous Material or the violation of any Hazardous Materials Law shall constitute an Event of Default by Lessee under this Lease. In addition to and not in lieu of the remedies available under this Lease as a result of such Event of Default, Lessor shall have the right, without terminating this Lease, to require Lessee to suspend its operations and activities on the Premises until Lessor is satisfied that appropriate Remedial Work has been or is being adequately performed and Lessor's election of this remedy shall not constitute a waiver of Lessor's right thereafter to pursue the other remedies set forth in this Lease.

37. FINANCIAL STATEMENTS:

Semi-annually and annually during the Lease Term, Lessee shall provide to Lessor financial statements which will include a balance sheet, income statement, statement of changes in equity, statement of consolidated cash flows and such other financial information as Lessor may reasonably request. Non-audited financial statements shall be certified to Lessor and Lessor's lender, if applicable, as being accurate and complete in all material respects (the "**Certified Statements**"). The Certified Statements shall be signed by an officer, authorized agent, partner or managing member of Lessee. If Lessee's financial statements are prepared by a certified public accounting firm, Lessee shall provide full financial statements, including footnotes, to Lessor.

Lessor _____ Lessee _____

38. WAIVER OF RIGHT TO JURY TRIAL:

LESSOR AND LESSEE EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING OR HEARING BROUGHT BY EITHER LESSOR OR LESSEE AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE OR LESSEE'S USE OR OCCUPANCY OF THE PREMISES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE OR ORDINANCE.

39. ADDENDUM TO COMMERCIAL LEASE AGREEMENT:

In conjunction with this Lease, Lessor and Lessee have entered into that certain Addendum to Commercial Lease Agreement ("Addendum") which is attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written.

LESSOR:

MSCP, L.L.C.,
an Arizona limited liability company

By: Dimension Financial & Realty Investments, Inc.,
an Arizona corporation, its Manager

By: ____________________________
Name: Jerry Tokoph
Its: President

LESSEE:

CannaOne LLC
a Nevada Limited Liability Company

By: ____________________________
Name: Barley Z. Bowler
Its: Member

TABLE OF CONTENTS

EXHIBIT "A"

FLOOR PLAN/SITE PLAN SHOWING THE PREMISES

Lessor _____ Lessee _____

EXHIBIT "B"

RULES AND REGULATIONS

1. Unless otherwise specifically defined in this Exhibit, all capitalized terms in these Rules and Regulations shall have the meaning set forth in the Lease to which these Rules and Regulations are attached.

2. The sidewalks, driveways and entrances, of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises leased to any Lessee or occupant. The passages, exits, entrances and roof are not for the use of the general public, and the Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Lessor shall be prejudicial to the safety, character, reputation and interests of the Building and its Lessees.

3. No awnings or other projection shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises leased to any Lessee or occupant, without the prior written consent of Lessor.

4. No lessee shall place objects against glass doors or windows which would be in sight from the exterior of the Building and such lessee will promptly remove any such objects when requested to do so by lessor.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building nor placed in the corridors, walkways, landscaped areas, vestibules or other public parts of the Building.

6. The common restrooms (if applicable) and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown in the restrooms. The reasonable costs incurred by Lessor (a) for extra cleaning in any restroom, water or wash closet required because of any misuse of such restroom, water or wash closet, and/or (b) to repair any damage resulting from any misuse of the fixtures will be borne by the lessee or lessees as a whole who, or whose employees, agents, visitors or licensees, caused the same. No lessee shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, material, chemical or substance in or about the premises leased to such lessee or the Property.

7. No lessee or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises leased to such lessee or occupant. No boring, cutting or strings of wires shall be permitted, except with the prior consent of Lessor, and as Lessor may direct. No lessee or occupant shall install any resilient tile or similar floor covering in the premises leased to such lessee or occupant except in a manner approved by lessor.

8. Any carpeting cemented down by a lessee shall be installed with a releasable adhesive. In the event of a violation of this Paragraph by a lessee, lessor may charge the expense incurred to remove the carpeting to such lessee.

9. No animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the premises leased to any lessee. No cooking shall be done or permitted in the Building by any Lessee without the written approval of Lessor. No lessee shall cause or permit any unusual or objectionable odors to emanate from the premises leased to such lessee.

10. No space in the Building shall be used for the sale of merchandise, goods or property to the general public or for any going out of business sale or liquidation auction.

11. No lessee and no employee, visitor, agent, or licensee of any lessee shall make, or permit to be made, any unseemly or disturbing noises or vibrations or disturb or interfere with other lessees or occupants of the Building, or neighboring buildings or premises whether by the use of any musical instrument, radio, television set broadcasting equipment or other audio device, unmusical noise, whistling, singing, yelling or screaming, or in any other way. Nothing shall be thrown out of any doors. No lessee and no employee, visitor, agent, or licensee of any lessee shall conduct itself in any manner that is inconsistent with the character of the Building as a first quality building or that will impair the comfort, convenience or safety of other lessees in the Building.

Lessor _____ Lessee _____

12. Each lessee must, upon the termination of its tenancy, return to Lessor all keys of storage rooms, offices and toilet rooms, either furnished to, or otherwise procured by, such lessee.

13. Intentionally omitted.

14. Lessor shall have the right to prohibit any advertising by any lessee or occupant which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability and upon notice from lessor, such Lessee or occupant shall refrain from or discontinue such advertising.

15. Each lessee, before closing and leaving the premises leased to such lessee at any time, shall see that all entrance doors are locked.

16. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes or in any manner that, in Lessor's reasonable judgment, threatens the safety of the Building or the lessees of the Building and their employees and invitees.

17. Canvassing, soliciting and peddling in the Building are prohibited and each lessee and occupant shall cooperate in seeking their prevention.

18. If the premises leased to any lessee become infested with vermin (other than termites which shall be exterminated by Lessor), such lessee, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the reasonable satisfaction of lessor.

19. With respect to work being performed by a lessee in its premises with the approval of Lessor, the lessee shall refer all contractors, contractors' representatives and installation technicians to Lessor for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building.

20. Lessor shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of lessees or public areas.

21. Each lessee and all of lessee's representatives, shall observe and comply with the directional and parking signs on the property surrounding the Building, and Lessor shall not be responsible for any damage to any vehicle towed because of non-compliance with parking regulations.

22. No lessee shall install any radio, telephone, television, microwave antenna or satellite antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent lessees.

23. Intentionally omitted.

24. All lessee and lessee's servants, employees, agents, visitors, invitees and licensees shall observe faithfully and comply strictly with these Rules and Regulations and such other and further appropriate Rules and Regulations as Lessor or Lessor's agent from time to time adopt. Each lessee shall at all times keep the premises leased to such lessee, its employees, agents and invitees under its control so as to prevent the performance of any act that would damage the Building or its reputation or the premises leased to such Lessee or could injure, annoy, or threaten the security of the other lessees in the Building or their respective employees, agents or invitees or the public.

25. Lessor may deny entrance to the Building and may remove from the Building any person or persons who appear to be or are intoxicated, or who appear to be or are under the influence of liquor or drugs, or who are in any manner violating any of the Building Rules and Regulations, or who present a hazard or nuisance to any other person. The reasonable costs incurred by Lessor for security services or other costs reasonably incurred by Lessor to remove any such persons shall be borne by the Lessee whose employees, agents and/or invitees are so removed.

26. All keys shall remain the property of Lessor. Upon the expiration of the Lease Term, each lessee shall surrender all such keys to Lessor and shall deliver to Lessor the combination to all locks on all safes, cabinets and vaults which will remain in the premises leased to that Lessee. For the purposes of this rule the term "keys" shall mean traditional metallic keys, plastic or other key cards and other lock opening devices.

Lessor _____ Lessee _____

27. Each person using the parking areas or other areas designated by Lessor where parking will be permitted shall comply with all Rules and Regulations adopted by Lessor with respect to the parking areas or other areas, including any employee or visitor parking restrictions, and any sticker or other identification system established by Lessor. Lessor may refuse to permit any person who violates any parking rule or regulation to park in the parking areas or other areas, and may remove any vehicle which is parked in the parking areas or other areas in violation of the parking Rules and Regulations. The Rules and Regulations applicable to the parking areas and the outside parking areas are as follows:

a) The maximum speed limit within the parking areas shall be 5 miles per hour, the maximum speed limit in other parking areas shall be 15 miles per hour.

b) All directional signs and arrows must be strictly observed.

c) All vehicles must be parked entirely within painted stall lines.

d) No intermediate or full-size car may be parked in any parking space reserved for a compact car; no bicycle, motorcycle or other two or three wheeled vehicle, and no truck, van or other oversized vehicle, may be parked in any area not specifically designated for use by such vehicle.

e) No vehicle may be parked (i) in an area not striped for parking, (ii) in a space which has been reserved for visitors or for another person or firm, (iii) in an aisle or on a ramp, (iv) where a "no parking" sign is posted or which has otherwise been designated as a no parking area, (v) in a cross hatched area, (vi) in an area bearing a "handicapped parking only" or similar designation unless the vehicle bears an appropriate handicapped designation, (vii) in an area bearing a "loading zone" or similar designation unless the vehicle is then engaged in a loading or unloading function and (viii) in an area with a posted height limitation if the vehicle exceeds the limitation, or (ix) overnight.

f) Each operator shall be required to park and lock his or her own vehicle, shall use the parking areas at his or her own risk and shall bear full responsibility for all damage to or loss of his or her vehicle and for all injury to persons and damage to property caused by his or her operation of the vehicle.

g) Lessor reserves the right to tow away, at the expense of the owner, any vehicle which is inappropriately parked or parked in violation of these Rules and Regulations.

28. Lessor reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of the Building Rules and Regulations when it is deemed necessary, desirable or proper, in Lessor's judgment for its best interest or of the best of the lessees of the Building.

LESSEE:

CannaOne LLC
a Nevada Limited Liability Company

By:______________________________
Name: Barley Z. Bowler
Its: Member

Lessor _____ Lessee _____

EXHIBIT "C"

PARKING PLAN

Lessor _____ Lessee _____

EXHIBIT "D"

UCC FINANCING STATEMENT

RIDER 1

TENANT IMPROVEMENT OBLIGATIONS AGREEMENT

This Tenant Improvement Obligations Agreement ("T.I. Obligations Agreement") is executed simultaneously with that certain Lease Agreement (the "Lease") between **CannaOne LLC,** a Nevada Limited Liability Company, as "Lessee", and **MSCP, L.L.C.,** an Arizona limited liability company, as "Lessor", relating to demised premises located at 4301 W. Buckeye Road (also known as Building B with a designated address of 4407 W. Buckeye Road, Suite 100), Phoenix, Arizona 85043 (the "Premises"). Capitalized terms used herein, unless otherwise defined in this T.I. Obligations Agreement, shall have the respective meanings ascribed to them in the Lease. This T.I. Obligations Agreement shall be merged into the Lease and made a part thereof.

The purpose of this T.I. Obligations Agreement is to set forth the respective responsibilities of Lessor and Lessee with respect to the design and construction of all Tenant Improvements, alterations, additions and improvements which Lessee may deem necessary or appropriate in connection with Lessee's use of the Premises. Such alterations, additions and improvements to the Premises are referred to in this T.I. Obligations Agreement as the "Tenant Improvements," and the work of constructing the Tenant Improvements is referred to as the "Tenant Improvement Work."

Lessor and Lessee agree as follows:

1. GENERAL.

1.1. Lessee is solely responsible for designing the Tenant Improvements and performing the Tenant Improvement Work (subject to Lessor's rights of review and approval set forth in this T.I. Obligations Agreement).

1.2. Lessor's sole interest in reviewing and approving the Space Plans and Final Plans (each as hereinafter defined) is to protect the Building and Lessor's interests, and no such review or approval by Lessor shall be deemed to create any liability of any kind on the part of Lessor, or constitute a representation on the part of Lessor or any person consulted by Lessor in connection with such review and approval that the Space Plans or Final Plans are correct or accurate, or are in compliance with any applicable rules, regulations, codes or ordinances (collectively, "Regulations").

2. DESIGN AND APPROVAL OF THE TENANT IMPROVEMENTS.

2.1. Space Plans. Lessee and Lessor shall mutually approve the architectural space plans and specifications for the Tenant Improvement Work to be utilized in the preparation of the Final Plans for the Premises (the "Space Plans").

2.2. Final Plans. Lessee shall cause its Architect ("Lessee's Architect") to prepare and submit for Lessor's approval complete and detailed construction plans and specifications, including a fully coordinated set of architectural, structural, mechanical, fire protection, electrical and plumbing working drawings for the Tenant Improvement Work, in a form which is sufficiently complete to obtain all required Permits (as hereinafter defined) and commence construction (the "Final Plans"). The Final Plans shall identify materials and finishes by location and shall show telephone and telecommunications facilities, and computer and electronic data facilities. Lessor shall approve or disapprove of the Final Plans by giving written notice to Lessee within five (5) business days after receipt of the Final Plans. Lessor shall not unreasonably withhold, condition or delay its approval of the Final Plans. If Lessor disapproves the Final Plans, Lessor shall return the Final Plans to Lessee with a statement of Lessor's reasons for disapproval and/or specifying any required corrections or revisions. Lessor shall approve or disapprove of any such revisions to the Final Plans within ten (10) business days after receipt of such revisions. This procedure shall be repeated until Lessor approves the Final Plans (as so approved, the "Approved Plans") the date on which Lessor approves the Final Plans or the Final Plans are deemed approved being the "Plan Approval Date:). If Lessor fails to respond to Lessee's request for approval of the Final Plans or revisions thereto within the applicable time periods set forth above, the Final Plans and/or proposed revisions, as applicable,

shall be deemed approved. The cost of Lessor's review of the Space Plans and Final Plans (including the fees of any professionals engaged by Lessor to perform such review) will be borne by Lessor and shall not be charged to Lessee or the Tenant Improvement Allowance.

3. CONSTRUCTION OF TENANT IMPROVEMENTS.

3.1. Contracts with Lessee's Contractor and Subcontractors. Following Lessor's approval of the Final Plans, Lessee shall select its General Contractor ("Lessee's Contractor"). All subcontractors, laborers, materialmen and suppliers used by Lessee (such subcontractors, laborers, materialmen and suppliers, together with Lessee's General Contractor, are collectively referred to herein as "Lessee's Agents") shall be selected by Lessee in Lessee's reasonable discretion; provided, however, that Lessor reserves the right to approve the General Contractor (which approval shall not be unreasonably withheld, conditioned or delayed) and require that any work to be performed on the life safety, electrical, plumbing, heating, ventilation, air-conditioning, fire protection or other building systems serving the Premises (whether such systems are located within or outside the Premises) shall be performed by subcontractors approved by Lessor.

3.2. Permits. Lessee shall pay for and obtain all building permits and other permits, authorizations and approvals which may be required in connection with, or to satisfy all Regulations applicable to, the construction of the Tenant Improvements in accordance with the Approved Plans (the "Permits"). Any amendments or revisions to the Approved Plans that may be necessary to obtain any such Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations, shall be prepared by Lessee's Architect, at Lessee's expense.

3.3. Insurance. At all times during the construction of the Tenant Improvements, Lessee shall maintain all insurance required to be maintained by Lessee under the Lease. Furthermore, Lessee shall require all of Lessee's Agents to maintain general liability, workers' compensation and employers' liability insurance coverage similar to that required under the Lease. In addition, the General Contractor shall be bonded and shall provide to Lessor a Payment and Performance Bond in the amount of its contract prior to conducting any work in the Premises. The General Contractor shall carry "Builder's All Risk" insurance in an amount approved by Lessor consistent with Article 19 of the Lease covering the construction of the Tenant Improvements, including such extended coverage endorsements as may be reasonably required by Lessor, it being understood and agreed that the Tenant Improvements shall be insured by Lessee to the extent required under the Lease immediately upon completion thereof.

3.4. Liens. Lessee shall keep the Premises and the Building free from any liens arising out of work performed by Lessee, materials furnished for Lessee or obligations incurred by Lessee. Lessee and General Contractor will not perform any work until they have provided Lessor agreements from all suppliers, subcontractors and laborers stating they will not have any lien rights and will not notice the Owner with any Twenty (20) Day Preliminary Notices. Any violation of this provision will allow Lessor to immediately stop all work and remove contractors from the Premises. Lessor shall have the right to post and keep posted on the Premises any notices that may be required or permitted by Regulations, or which Lessor may deem to be proper, for the protection of Lessor and the Building from such liens. Promptly following completion of construction, Lessee shall provide Lessor with copies of final unconditional lien releases from Lessee's Contractor and each of Lessee's Agents who performed work or supplied materials for the Tenant Improvements. Upon completion of construction, Lessee shall promptly record a Notice of Completion in accordance with A.R.S. § 33-993 and provide a copy thereof to Lessor.

3.5. Tenant Improvement Payment. All parties to this Agreement acknowledge that CannaOne LLC shall be fully responsible for payment of 100% of the cost of the Tenant Improvements and any associated expenses. CannaOne LLC shall provide Lessor copies of all payments made in a timely fashion along with full lien releases from all subcontractors and suppliers.

Lessor _____ Lessee _____

4. MISCELLANEOUS.

Lessee shall be responsible for any charges for electrical service or other utilities in connection with the construction of the Tenant Improvement Work. Lessor shall cooperate with Lessee and its general contractor and subcontractors to promote the efficient and expeditious completion of the Tenant Improvement Work, and Lessor shall not delay or interfere with Lessee's design and construction of the Tenant Improvement Work. Time is of the essence under this T.I Obligations Agreement.

IN WITNESS WHEREOF, this T.I. Obligations Agreement is executed as of the date of the Lease.

LESSOR:

MSCP, L.L.C.,
an Arizona limited liability company

By: Dimension Financial & Realty Investments, Inc., an Arizona corporation as Manager

By: ______________________________
Jerry Tokoph
Its: President
Date: April , 2018

LESSEE:

CannaOne LLC,
a Nevada Limited Liability Company

By: ______________________________
Barley Z. Bowler
Its: Member

Date: April , 2018

Commercial Lease

by and between

MSCP, L.L.C.
an Arizona limited liability company

"Lessor"

and

CannaOne LLC,
a Nevada Limited Liability Company

"Lessee"

for
premises located at

4301 W. Buckeye Road
Phoenix, Arizona 85043
(Also known as Building B with a designated
address of 4407 W. Buckeye Road, Suite 100)

Date: April , 2018

EXHIBIT "E"

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this "Guaranty") is made for valuable consideration by **Solis Tek Inc.**, a Nevada Corporation ("Guarantor"), in favor of **MSCP, L.L.C.**, an Arizona limited liability company ("Lessor"), in connection with that certain industrial lease dated April ___, 2018 (the "Lease"), pursuant to which Lessor leases to **CannaOne LLC**, a Nevada Limited Liability Company ("Lessee"), that certain leased premises generally referred to as approximately 70,000 rentable square feet of space within Building B identified as 4407 W. Buckeye Road, Suite 100, Phoenix, Arizona (the "Premises"). Guarantor agrees as follows:

1. Guarantor absolutely and unconditionally guarantees and promises to Lessor the due, punctual and full performance by Lessee of each and all of the covenants, obligations, liabilities and promises of Lessee and the truth and accuracy of each and all of the representations and warranties of Lessee contained in the Lease, including without limitation, the payment of Rent and Additional Rent (as defined in the Lease) and any and all other sums payable there under. For the purposes of this Guaranty, the term "Lease Term" refers not only to the Lease Term as defined in the Lease, but also to any renewals, extensions, modifications, reinstatements and holdings over thereof.

2. Guarantor agrees that, without the consent of or notice to Guarantor and without affecting any of the obligations of Guarantor under this Guaranty: (a) any term, covenant or condition of the Lease may be amended, compromised, released or otherwise altered by Lessor and Lessee, and Guarantor guarantees and promises to perform all the obligations of Lessee under the Lease as so amended, compromised, released or altered; (b) any Guarantor of or party to the Lease may be released, substituted or added by Lessor; (c) any right or remedy under the Lease, this Guaranty or any other instrument or agreement may be exercised, not exercised, impaired, modified, limited, destroyed, or suspended; (d) Lessor or any other person may deal in any manner with Lessee, any Guarantor, any party to the Lease or any other person; and (e) all or any part of the Premises or of Lessee's rights or liabilities under the Lease may be sublet, assigned or assumed.

3. Guarantor waives and agrees not to assert or take advantage of: (a) any right to require Lessor to proceed against Lessee or any other person or to pursue any other remedy before proceeding against Guarantor; (b) the defense of any statute of limitations in any action under or related to this Guaranty or the Lease; (c) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Lessee or any other person; (d) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Lessee, of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Lessee for reimbursement; and (e) the benefits of any statutory provision on procedural rule limiting the liability of a surety, including, without limitation, the provisions of A.R.S. §12-1641, etc.

4. Guarantor waives and agrees not to assert or take advantage of any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of adverse change in the financial status of Lessee or other facts which increase the risk to Guarantor, notices of non-performance and notices of acceptance of this Guaranty) and protests of each and every kind.

5. Guarantor agrees that if claim is ever made upon Lessor for repayment or recovery of any amount or amounts received by Lessor in payment or on account of the amounts guaranteed and Lessor repays all or part of such amount by reason of (a) any judgment, decree or order or of any court or administrative body having jurisdiction or (b) any settlement or compromise of any such claim effected by Lessor with any such claimant (including Lessee or any other Guarantor), then in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding the expiration or termination of the Lease or other instrument evidencing any of the amounts guaranteed and Guarantor shall be and remain liable hereunder for the amount repaid or recovered to the same extent as if such amount had never originally been received by Lessor.

6. Guarantor agrees that for Lessor's benefit and the benefit of Lessee and to the fullest extent permitted by law, Guarantor irrevocably and unconditionally waives any and all rights of subrogation, reimbursement, indemnification, contribution, or similar rights against Lessee or its assets (arising by contract or by law or otherwise) as a consequence of this Guaranty, including, without limitation, the payment or performance of any obligations guaranteed, and further agrees that Guarantor will not assert any such right of subrogation, reimbursement, indemnification, contribution or similar right at any time in respect to the Lease. In addition, any indebtedness of Lessee now or hereafter held by any Guarantor is subordinated to the indebtedness of Lessee to Lessor arising out of the Lease. Any such indebtedness of Lessee to Guarantor, if Lessor shall request, shall be collected, enforced and received by Guarantor as Trustee for Lessor and shall be paid over to Lessor on account of the obligations which are the subject of this Guaranty, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Guarantor confirms, acknowledges, and agrees that Lessor's rights under this Paragraph 6 are such that the remedy at law for breach thereof would be inadequate, and that Lessor shall be entitled to specific performance and enforcement thereof, including, without limitation, the imposition of a restraining order or injunction without posting bond or other security. Nothing in this Paragraph 6 shall diminish or relieve any obligations or liabilities of Lessee to Lessor. Lessor and Lessee and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements made in this Paragraph 6 and Lessor's rights under this Paragraph 6 shall survive the expiration or termination of the Lease.

7. The liability of Guarantor and all rights, powers and remedies of Lessor hereunder and the liability and obligations of Lessee and all rights, powers and remedies of Lessor under the Lease and under this Guaranty shall be in addition to all rights, powers and remedies given to Lessor by law.

8. This Guaranty applies to, inures to the benefit of and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns (including any purchaser at judicial foreclosure or trustee's sale or a holder of a deed in lieu thereof). This Guaranty may be assigned by Lessor voluntarily or by operation of law without reducing or modifying the liability of Guarantor hereunder.

9. This Guaranty shall constitute the entire agreement between Guarantor and Lessor with respect to the subject matter hereof. No provision of this Guaranty or right of Lessor hereunder may be waived nor may any Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director, trustee or partner of Lessor.

10. If more than one person signs this Guaranty, each such person shall be deemed a guarantor and the obligation of all such Guarantors shall be joint and several. When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural. The word "person" as used herein shall mean and include an individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

11. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

12. The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other breach of such provision or any other provisions hereof.

13. If either Lessor or Guarantor participates in an action against the other arising out of or in connection with this Guaranty, the one prevailing shall be entitled to have and recover from the other reasonable attorneys' fees, collection costs and other costs incurred in and in preparation for the actions.

14. Guarantor agrees that all questions with respect to this Guaranty shall be governed by, and decided in accordance with the laws of the State of Arizona.

15. Guarantor is providing this Guaranty to Lessor at the instance and at the request of Lessee to induce Lessor to enter into the Lease. Guarantor represents and warrants that Guarantor is and will continue to be fully informed about all aspects of the financial condition and business affairs of Lessee that Guarantor deems relevant to the obligations of Guarantor under this Guaranty and Guarantor waives and fully discharges Lessor from any and all obligations to communicate to Guarantor any information whatsoever regarding Lessee or Lessee's financial condition or business affairs. In addition, it is not necessary for Lessor to inquire into the power of Lessee or its officers, directors, partners or agents acting or purporting to act on its behalf and Guarantor shall be liable for the obligations of Lessee in accordance with the terms of the Lease notwithstanding any lack of authorization or defect in execution or delivery of the Lease by Lessee.

16. If Guarantor executes this Guaranty as a partnership, each individual executing this Guaranty on behalf of the partnership represents and warrants that he or she is a general partner of the partnership and that this Guaranty is binding upon the partnership in accordance with its terms. If Guarantor executes this Guaranty as a corporation, each of the persons executing this Guaranty on behalf of the corporation covenants and warrants that the corporation is a duly authorized and existing corporation, that the corporation has and is qualified to transact business in the states where Lessee conducts business that the corporation has full right, authority and power to enter into this Guaranty and to perform its obligations hereunder, that each person signing this Guaranty on behalf of the corporation is authorized to do so and that this Guaranty is binding upon the corporation in accordance with its terms. If Guarantor executes this Guaranty as a limited liability company, each individual executing this Guaranty on behalf of the limited liability company represents and warrants that the limited liability company is a duly organized and existing limited liability company qualified to transact business in the states where Lessee conducts business, that the limited liability company has full right, authority and power to enter into this Guaranty and to perform its obligations hereunder, that the member signing this Guaranty on behalf of the limited liability company is authorized to do so and that this Guaranty is binding upon the limited liability company in accordance with its terms.

17. In the event Lessee shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or other relief under any present or future provisions of the United States Bankruptcy Code, or if such a petition be filed by creditors of Lessee, or if Lessee shall seek a judicial readjustment of the rights of its creditors under any present or future Federal or State law, or if a receiver of all or part of Lessee's property or assets is appointed by the State or Federal court, no such proceeding or action taken therein shall modify, diminish, or in any way affect the liability of Guarantor under this Guaranty, and the liability of Guarantor with respect to the Lease shall be of the same scope as if Guarantor had itself executed the lease as the named Lessee therein, and no "rejection" and/or "termination" of the Lease in any of the proceedings referred to in this Paragraph 17 shall be effective to release and/or terminate the continuing liability of Guarantor to Lessor under this Guaranty. If, in connection with any of the circumstances referred to in this Paragraph 17, Lessor should request that Guarantor execute a new lease for the balance of the Lease Term (as defined in the Lease) (unaffected by any such "rejection" and/or "termination" in any of such proceedings), but in all other respects identical with the Lease, Guarantor shall do so as the named Lessee under such new lease (irrespective of the fact that the Lease may have been "rejected" or "terminated" in connection with any of the proceedings referred to in this Paragraph 17). Should Guarantor fail or refuse to execute such a new lease, without limiting any of the legal or equitable remedies available to Lessor on account of such failure or refusal, Guarantor acknowledges and agrees that Lessor may seek specific performance of the covenant of Guarantor contained in this Paragraph 17 to execute such a new Lease.

18. Guarantor shall indemnify, defend and hold Lessor harmless from and against, and shall be responsible for, any loss, cause of action, claim, cost, demand, liability, expense or fee (including reasonable attorneys' fees) incurred or sustained as a result of the failure by Lessee to satisfy its obligations under the Lease or any document or instrument referred to therein. The obligation of Guarantor under this Paragraph 18 shall be independent, primary and shall be the joint and several obligation of the persons or entities comprising Guarantor. The provisions of this Paragraph 18 shall be enforceable against Guarantor notwithstanding the invalidity of the Lease or any document or instrument referred to therein or the invalidity of any other provision of this Guaranty.

19. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of Arizona or, if the requisites of jurisdiction are obtained, of the United States of America for the District of Arizona and, by the execution and delivery of this Guaranty, Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforementioned courts. Nothing herein shall, however, affect the right of Lessor to commence legal action or otherwise proceed against Guarantor in any other jurisdiction. In this regard, Guarantor irrevocably consents to the jurisdiction of any state or other jurisdiction over its person and the subject matter of any dispute wherein Lessor may seek to enforce any of the obligations guaranteed hereby against any other person, party or Guarantor.

Executed on this ____ day of April, 2018

Address of Guarantor:

16926 Keegan Ave., Suite A
Carson, California 97046

GUARANTOR:

By:______________________________

Name: Alan Lien
Its: CEO

STATE OF ____________________)
) ss:
County of __________________)

The foregoing instrument was acknowledged before me this ________ day of _______, 2018, ___________________________, the Guarantor, of ______________ for and on behalf thereof.

____
Notary Public

My commission expires:______________________

EXHIBIT "F"

ADDENDUM TO COMMERCIAL LEASE AGREEMENT

ADDENDUM TO COMMERCIAL LEASE AGREEMENT

This Addendum to Commercial Lease Agreement (this "**Addendum**") is entered into by **MSCP, L.L.C.**, an Arizona limited liability company ("**Lessor**") and **CannaOne LLC,** a Nevada Limited Liability Company ("**Lessee**"), with an effective date as of April ___, 2018 (the "**Effective Date**").

RECITALS

A. The parties hereto have simultaneously with the execution of this Addendum, executed that certain Commercial Lease Agreement (the "Lease") of even date with this Addendum for the lease of Building "B" with a designated address of 4407 W. Buckeye Road located in the City of Phoenix, Arizona 85043, located at 4301 W. Buckeye Road, and containing approximately 205,400 square feet, all measurements being more or less with the Leased Space of 70,000 S.F. within the 4407 W. Buckeye Road Building (the "Premises").

B. Pursuant to Title 9; Chapter 17 of the Arizona Department of Health Services Medical Marijuana Program, (the "AZDHS Rules") and A.R.S. § 36-2801 et seq., as amended from time to time, (the "Act") (the AZDHS Rules and the Act collectively referred to herein as the "AMMA"), the Arizona Department of Health Services ("AZDHS") has allocated a Medical Marijuana Dispensary registration Certificate #00000116DCJL00597353 ("Dispensary License") to **46 Wellness, LLC**, an Arizona limited liability company, that is operating on a nonprofit basis ("Licensed Party"), pursuant to which Licensed Party is authorized to operate a medical marijuana dispensary ("Dispensary") and/or a cultivation and infusion facility ("Cultivation and Infusion Facility") to produce, sell and dispense medical marijuana and manufactured and derivative products which contain marijuana pursuant to the AMMA.

C. Lessee is authorized to manage, administer and operate a Cultivation and Infusion Facility at the Premises as an independent contractor on behalf of and pursuant to the authority of the Licensed Party. Lessee's personnel are authorized to conduct this activity as Dispensary Agents of the Licensed Party.

D. Lessee desires to establish and operate a Cultivation and Infusion Facility in the Premises, which has been approved by Lessor.

AGREEMENT

In exchange for good and valuable consideration, and as material consideration for the Commercial Lease Agreement, referenced above, the parties hereto do agree that notwithstanding anything to the contrary in the Commercial Lease Agreement, the following terms shall be added to the agreement of the parties.

1. **Permitted Use.** Lessee shall have the right to use, occupy and lease the Premises solely for the purpose of cultivating, flowering, infusion, processing, packaging, etc., of medical marijuana for sale; no onsite retail sales or dispensary will be permitted, pursuant to the AMMA and all other applicable rules, regulations and requirements, pursuant to the Licensed Party's Dispensary License ("Permitted Use"). Lessee may act under the authority of the Licensed Party of its choice, as long as Lessor is informed of any changes and provided with the documentation described below, prior to any such change.

2. **Required Documentation.** Lessee shall provide copies of its agreements with Licensed Party that authorize Lessee to operate, administer and manage a Cultivation and Infusion Facility. Additionally, Lessee shall provide copies of all licenses, permits and approvals from any city, county and/or state agencies (expressly including AZDHS) to operate at the Premises. Lessee shall notify Lessor within 72 hours of any notices of city and/or state inspections, violations and/or complaints, as well as any notices from law enforcement and/or federal agencies and provide Lessor with copies of any such notices. Lessee shall provide copies of its tax returns and/or all extensions to Lessor each tax year.

Lessor ___ Lessee ___

3. **Lessor's Entry Rights**. The AMMA requires all individuals be accompanied by a individual who has acquired and maintains in good standing, a Dispensary Agent Registry Card ("Agent Card") on behalf of the Licensed Party, as such the Lessee will be obligated to assure that condition is met for Lessor, its Authorized Persons and any individuals who do not possess an Agent Card. During the Term or any Extended Term of the Lease, Lessor shall provide Lessee with a complete list of all personnel, employees and/or independent contractors who will require access to the Premises ("Authorized Persons"), which Lessor shall supplement and modify from time to time as required. Lessor and Authorized Persons shall provide Lessee with a request to enter the Premises (such request may be given in writing, via facsimile or electronic mail), including a description of the purpose of its request, one (1) day, except in the case of an emergency, prior to the intended date of entry and upon receipt of Lessee's approval, which shall not be unreasonably withheld, Lessor and/or Authorized Persons may enter the Premises. Landlord and/or Authorized Persons must be accompanied at all times, by a Dispensary Agent, Director or Principal Officer of 46 Wellness, LLC, and in complete compliance with the AMMA and all rules, requirements and restrictions.

4. **AZDHS Approval.** The Lessee is responsible for obtaining Approval to Operate ("ATO") from AZDHS for the Cultivation and Infusion Site in the Premises. Lessee will provide proof of said ATO to Lessor before any operation of its business. In the event that ATO is withdrawn or revoked, Lessee will provide Lessor with any notice relating to revocation of ATO and Lessee will immediately cease operations until ATO is restored.

5. **Percentage Rent.** In the event that the Lease calls for Percentage Rent, said rent shall not be considered as the Lessor sharing in the sales of Lessee's products. The calculation of Percentage Rent is based on Lessee's sales as a means to compensate Lessor for the use and wear on the Premises. In the event of any determination by Lessor or legal ruling that such Percentage Rent is unlawful, Lessor will develop another metric to calculate Lessee's impact on the Premises. Percentage Rent is not applicable.

6. **Audit Rights.** Regardless of whether the Lease contains Percentage Rent, Lessor shall have and maintain Audit Rights on Lessee's business. Specifically, Lessor shall be entitled to quarterly review of Lessee's gross sales and financial information, as well as reports from any inspections required by governmental entities. Said reports to be provided expressly include, but are not limited to, inspections by AZDHS and any zoning authorities. Lessee must remain instrict compliance with IRS, AZDHS and City requirements. Any uncured failure to do so shall constitute a material breach of the Lease. If Lessor's audit identifies material discrepancies (greater than 5%) from Lessee's reporting, Lessee shall be responsible for the cost of the audit.

7. **Handling of Licensed Material.** In the event that Lessor takes possession of the Premises and its contents because Lessee has quit the Premises, the Licensed Party loses its license and/or Lessee no longer has a relationship with a Licensed Party, the Lessor shall have the right to appoint an appropriately licensed entity (a dispensary licensed by AZDHS) to handle and dispose of all material requiring handling by an AZDHS licensed dispensary agent. In the event that such material is sold, any proceeds in excess of sales costs shall be applied to Lessees account with Lessor. Lessee shall have no right to reclaim the material or to designate pricing or otherwise participate in the sale of such material.

8. **Security.** Lessee shall be responsible for meeting all security requirements of AZDHS and any applicable authority. Additionally, in the event that Lessee's activities cause a requirement for increased security presence in and/or around the Premises, Lessee shall be responsible for the cost of said increased security. Any determination on the need for increased security shall be at Lessor's sole discretion.

9. **Waiver of Illegality Claims and Defenses.** The Parties acknowledge that medical marijuana, or any marijuana, is illegal under federal law. The Parties confirm that they are operating under Arizona law, specifically the AMMA. The Parties therefore waive all claims and defenses based on federal illegality of the subject matter of the Lease and/or Lessee's operations.

Lessor ___ Lessee___

10. **Risk of Forfeiture.** Lessee shall immediately inform Lessor of any and all threats of property forfeiture from any law enforcement agency. In the event of threats of adverse action by State or Federal law enforcement against Lessor, Lessee will quit the Premises at least one week before any deadline if said threatened action has not been enjoined by a court of competent jurisdiction. In the event that such adverse action is threatened in less than two weeks, Lessee shall quit the Premises within one half of the amount of time before any such stated deadline, if a court has not yet intervened. Lessor shall have no further obligation to Lessee in the event that Lessee must quit the Premises under these conditions and may, at Lessor's sole option, terminate the Lease.

11. **Jurisdiction and Arbitration.** The Lessee submits to the jurisdiction of the Maricopa County Superior Court or such other courts of competent jurisdiction in Maricopa County, Arizona. Any non-monetary disputes will be submitted to binding arbitration in Maricopa County, Arizona under the rules of the American Arbitration Association or such other rules on which the Parties agree.

12. **Change in Law.** In the event that there shall be a change in the substance or enforcement of any law that would make the operation of Lessee's business illegal or create an unreasonable risk on the operation of the Storage and Distribution Facility, then Lessor or Lessee shall have the option to cancel the Lease upon ninety (90) days written notice. Such notice of cancellation shall become void if the change in the law is reversed any time prior to the actual cancellation of the Lease.

13. **Interpretation.** It is the intention of the Lessor and Lessee that the Lease and this Addendum be valid and binding for the Permitted Use above, and neither will challenge the Lease solely based on the Permitted Use. Whenever the terms "Commercial Lease Agreement" or "Lease" are used in this Addendum, those terms shall mean the lease agreement between the parties for the Premises executed at the same time as this Addendum, even though that document may be titled differently.

14. **Reaffirmation of Lease.** Except as varied by the terms of this Addendum, all other terms of the Lease shall remain in full force and effect. For the sake of clarity, if there is any conflict between the terms of the Lease and this Addendum, then the terms of this Addendum shall control. The Lease together with this Addendum shall form the entire agreement of the parties, and shall be interpreted as a single agreement for the purposes of any integration clause contained in the Lease. This Addendum may be executed in counterparts.

15. **Insurance**. All insurance required to be held by Lessee under the Lease shall name the Licensed Party as an additional insured party in addition to Lessee and Lessor.

16. **Multiple Growers.** Lessee acknowledges and hereby agrees that the Property known as Metro South Corporate Park containing approximately 640,000 S.F. known as Buildings A, B, C, D and ASRS can and will be leased to other licensed cannabis growers/operators. It is agreed between Lessor and Lessee that no Hemp product will be grown within any of the Buildings.

17. **Odor Abatement.** Lessee will abate any odor emitted from his grow operation to the satisfaction of Lessor and City of Phoenix.

18. **Access.** Lessee agrees to provide to Lessor immediate and continuous access to their MJ Portal for monthly reporting.

19. **Fire Protection.**

Lessee shall adhere to these guidelines…

- Consulting with local fire and safety professionals and heeding their input when designing facilities.

- Reviewing the National Fire Protection Association's Fire Code – in particular, the new Chapter 38, which addresses the marijuana industry and extraction companies in particular.

- Monitoring toxic gasses with appropriate detectors as well as adequately venting buildings.

- Frequently inspecting equipment to ensure seals aren't broken.

- Properly training employees on the equipment they're using as well as on fire and safety procedures.

LESSOR:	LESSEE
MSCP, L.L.C., an Arizona limited liability company	**CannaOne LLC,** a Nevada Limited Liability Company
By: Dimension Financial & Realty Investments, Inc., an Arizona corporation, its Manager	
By: ____________________ Name: Jerry Tokoph, Jr. Its: President	By: ____________________ Name: Barley Z. Bowler Its: Member

Metro South Corporate Park

4317 & 4407 W Buckeye Rd.

Phoenix, AZ

Bloom RM #1	1600.9 SQFT
Bloom RM #2	1960.1 SQFT
Bloom RM #3	1600.9 SQFT
Bloom RM #4	1960.1 SQFT
Bloom RM #5	1600.9 SQFT
Veg	1960.1 SQFT
Mother Room	1033.5 SQFT
Tissue RM	557.9 SQFT
Cure RM #1	967.6 SQFT
Cure RM #2	967.6 SQFT
Inventory	230.2 SQFT
Shipping RM	432.3 SQFT
Trim/Pack Opt. 1	991.2 SQFT
Vault Opt. 1	490.8 SQFT
Dressing RM #1	210.9 SQFT
Dressing RM #2	210.9 SQFT
Trans Area	158.3 SQFT
Vault Opt. 2	1210.5 SQFT
Trim/Pack Opt. 2	1304.8 SQFT
Kitchen (By Others)	6550.9 SQFT

Total Area - Vault/Trim Opt. 1 = 16,932 SF
Total Area - Vault/Trim Opt. 2 = 17,965 SF
*Both exclude Kitchen

Las Vegas - GB Science (According to A1.01)
55 Lights / 1,500 SF = 0.0367 Lights/SF



360'-0"
180'-0"
58 Lights
72 Lights
Bloom 1
Bloom 2
Bloom 3
Bloom 4
Veg
Mother Room
Tissue Lab
Cure 1
Cure 2
Vault Opt. 1
Vault Opt. 2
Trim/Pack Opt. 1
Trim/Pack Opt. 2
Inv.
Shipping
Trans Area
Kitchen (By Others)
CAM Load)
plus
Docks
Common Areas
Common
Not A Part of 4317 W. Buckeye
162'-0"
40'-0"
97'-0"
49'-0"
19'-0"

Lease Exhibit "A"

Metro South Corporate Park, Phoenix, AZ
EXHIBIT PARKING


BUCKEYE
(PUBLIC ROADWAY)
N 89°28'24" E
1229.85'
2606.19'
1230.49'
RETENTION
AREA
8' EASEMENT FOR ELECTRIC
7' EASEMENT FOR ELECTRIC
GATE
SIGN
Cntrl Plt
CHILLER (TYP.)
4417 W. Buckeye Rd. Building C MSCP
4407 W. Buckeye Building B MSCP
4315 W. Buckeye Building A MSCP
4427 W. Buckeye Rd. Building D MSCP
Suite 101
BUILDING OVERHANG (TYP.)
REMAINDER 41.47 ACRES
25 Parking Spaces- Ste 101
COVERED PARKING (TYP.)
4301 W
Buildin
MSCP

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
Steve O'Connor

B. E-MAIL CONTACT AT FILER (optional)
steveo@dfri.us

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

Steve O'Connor, CFO
Dimension Financial & Realty Investments, Inc.
2920 E. Camelback Road, Suite 200
Phoenix, Arizona 85016

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

1a. ORGANIZATION'S NAME
CannaOne LLC

OR

1b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
4407 W. Buckeye Road, Suite 100	**Phoenix**	**AZ**	**85043**	**USA**

2. DEBTOR'S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

2a. ORGANIZATION'S NAME

OR

2b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

3. SECURED PARTY'S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

3a. ORGANIZATION'S NAME
MSCP, L.L.C.

OR

3b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2920 E. Camelback Road, Suite 200	**Phoenix**	**AZ**	**85016**	**USA**

4. COLLATERAL: This financing statement covers the following collateral:

All of Lessee's fixtures, furniture, equipment, improvements, additions, alterations, inventory and other personal property now or hereafter located within or upon the Premises (70,000 rentable square feet) located at 4301 W. Buckeye Road, Phoenix, Arizona 85043 [also known as Building B with a designated address of 4407 W. Buckeye Road] and any and all products and proceeds thereof now owned or hereafter acquired within or upon the Premises (collectively, the "Collateral").

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent's Personal Representative

6a. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility

6b. Check only if applicable and check only one box:
☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☑ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: